United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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World Acceptance Corporation
(Name of Registrant as Specified In Its Charter)

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July __, 2018

To the Shareholders of World Acceptance Corporation:

You are cordially invited to attend our 2018 Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 11:00 a.m., local time, on August 24, 2018 at our offices at 108 Frederick Street, Greenville, South Carolina 29607.
The formal notice of Annual Meeting of Shareholders and the Proxy Statement describing the matters that we expect to act upon at the Annual Meeting are enclosed.
Whether or not you attend the Annual Meeting of Shareholders, it is important that your shares be represented and voted at the Annual Meeting of Shareholders. After reading the Proxy Statement, please promptly vote and submit your proxy by signing and returning the enclosed proxy card in the enclosed postage-paid return envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting of Shareholders in person.
The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely yours,

R. Chad Prashad
President and Chief Executive Officer

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

World Acceptance Corporation will hold its 2018 Annual Meeting of Shareholders (the "Annual Meeting") at 11:00 a.m., local time, on August 24, 2018, at our offices at 108 Frederick Street, Greenville, South Carolina 29607. At the Annual Meeting, you will be asked to vote on the following matters, which are further described in the attached Proxy Statement:

1.
To elect five (5) directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;

2.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

3.	To approve the amendment to our Bylaws to revise the number of directors;

4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on June 27, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely yours,

Keith T. Littrell
Vice President and Assistant Secretary

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

PROXY STATEMENT

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) to be used at our 2018 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Annual Meeting”). Our Annual Meeting will be held at our principal executive offices at 108 Frederick Street, Greenville, South Carolina 29607, at 11:00 a.m., local time, on August 24, 2018. This Proxy Statement and the accompanying form of proxy card are first being mailed or made available to shareholders on or about July __, 2018.
Appointment of Proxy Holders
The Board asks you to appoint R. Chad Prashad and Keith T. Littrell as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.
Unless you indicate otherwise on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and which, under our Seventh Amended and Restated Bylaws (the “Bylaws”), may be properly presented for action at the Annual Meeting.
Who Can Vote
Only shareholders who owned shares of our common stock at the close of business on June 27, 2018, the Record Date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on the Record Date, we had 9,140,273 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the Record Date. There is no cumulative voting in the election of directors.
How You Can Vote
You may vote your shares at the Annual Meeting either in person or by mail. Shareholders holding shares through a bank or broker should follow the voting instructions on the form of proxy card received from such bank or broker. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.
Voting by Mail. You may vote your shares by proxy by signing, dating and returning your proxy card in the enclosed postage-prepaid return envelope.
Voting In Person. You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote in person at the Annual Meeting. Voting by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person.
If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, in their own discretion.
Revocation of Proxies
You can revoke your proxies at any time before they are exercised in any of three ways by:

•	voting in person at the Annual Meeting;

•	submitting written notice of revocation to the Corporate Secretary prior to the Annual Meeting; or

•	submitting another properly executed proxy of a later date prior to the Annual Meeting.

Proposals to Be Considered

1.	Elect five (5) directors;

2.	Approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

3.	Approve the amendment to our Bylaws to revise the number of directors; and

4.	Ratify the appointment of RSM US LLP as our independent registered public accounting firm.
Quorum and Vote Necessary for Action
Quorum. The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum.

Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. Proposals 1, 2, and 3 are deemed “non-routine” matters, while Proposal 4 is deemed a “routine” matter under applicable stock exchange rules. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum but will not be treated as votes cast and thus will have no effect on the vote required for a particular matter. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Abstentions and Withheld Votes. If you abstain from voting or withhold your vote on a particular matter, your vote will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against that matter.

Required Vote. Assuming a quorum is present at the Annual Meeting, directors will be elected (Proposal 1) by a plurality of the votes cast by the shares entitled to vote in the election, which means that the five director nominees who receive the greatest number of “for” votes will be elected. You may vote “for,” “for all except” or “withhold” your vote with respect to the election of directors. Votes indicated as “withheld” and “broker non-votes” will not be deemed cast for nominees and will have no effect on the outcome of the election. All other matters submitted for shareholder approval will require the affirmative vote of the majority of the votes cast with respect to that matter at the Annual Meeting. You may vote “for” or “against” or “abstain” from voting with respect to each of these matters (Proposals 2, 3, and 4). If you hold your shares in street name and fail to instruct your broker or nominee how to vote, a “broker non-vote” on Proposals 1, 2, and 3 will occur with respect to your shares; however, on Proposal 4, your broker or nominee will, nonetheless, have discretionary authority to vote your shares if it chooses to do so. Abstentions and “broker non-votes” will not be deemed to be votes cast and thus will have no effect on the outcome of any of the proposals in this Proxy Statement.
Recommendation of the Board of Directors
The Board recommends that you vote:

1.	FOR the election of each of the five nominees for director;

2.	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;

3.	FOR the approval of the amendment to our Bylaws to revise the number of directors; and

4.	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm.
Solicitation of Proxies
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Important
Please promptly submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope, so that your shares can be voted. This will not limit your rights to attend or change your vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 24, 2018
The Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report on Form 10-K are available free of charge at www.irinfo.com/wrld/2018.

Recent Leadership Changes

As previously disclosed, R. Chad Prashad was appointed as the Company's President and Chief Executive Officer on June 27, 2018 to replace James H Wanserski, who has served as interim President and Chief Executive Officer since January 22, 2018. In addition, Mr. Prashad was appointed to serve on the Company's Board of Directors, effective June 27, 2018.

PROPOSAL 1 - ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the five director candidates for whom individual biographies are presented below for election at the Annual Meeting.
Unless you select “withhold” on your proxy card, the proxy holders will vote your shares “FOR” each of the five nominees for director listed below. Although we expect that each of the nominees for director will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Nominating and Corporate Governance Committee and approved by the Board. There are no family relationships among the directors, director nominees and executive officers of the Company.
The table below sets forth the names, ages, term in office, committee assignments, and biographical information of the nominees for director. Included with each nominee’s biography is a description of the qualifications, experience, attributes and skills of that nominee that led the Board to conclude that he is well qualified to serve as a member of the Board. Our Board has determined that all of the nominees, except for R. Chad Prashad who serves as our current President and Chief Executive Officer, are “independent” within the meaning of The NASDAQ Stock Market LLC (“NASDAQ”) listing standards and our Governance Policy.
Required Vote and Recommendation
Assuming the existence of a quorum, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, which means that the five director nominees who receive the greatest number of “for” votes will be elected. Our Articles of Incorporation provide that cumulative voting is not available in the election of directors. You may vote “for,” “for all except” or “withhold” your vote with respect to the election of directors. Votes indicated as “withheld” and “broker non‑votes” will not be deemed cast for nominees and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

Ken R. Bramlett, Jr. (Independent)
Director Since: 1993 Age: 58 Committees: Audit and Compliance Compensation and Stock Option (Chair) Nominating and Corporate Governance
Mr. Bramlett has served as Chairman of the Board since September 2015. He has been a private investor since 2010. Previously, he served as senior vice president and general counsel for COMSYS IT Partners, Inc., a public company, which operated in the information technology services industry, from January 1, 2006 until it was sold in April 2010. In 2005, Mr. Bramlett was a partner with Kennedy Covington Lobdell & Hickman, LLP, a Charlotte, North Carolina law firm. From 1996 to 2004, Mr. Bramlett served in a number of capacities for Venturi Partners, Inc., (formerly known as Personnel Group of America, Inc.), an information technology and personnel staffing services company, including general counsel and on two separate occasions chief financial officer. He also served as a director of that company from August 1997 to January 2001. Prior to October 1996, Mr. Bramlett was an attorney with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm, for 12 years. Mr. Bramlett holds a Bachelor of Arts Degree in Philosophy from Wake Forest University and a Juris Doctor (Law) Degree from the University of North Carolina at Chapel Hill.
Mr. Bramlett has served since 2011 as a director and since March 2017 as chairman of the board of directors of A Brand Company, LLC (fka Bluegrass Ltd.), a promotional marketing firm headquartered in Charlotte, North Carolina. Mr. Bramlett served from 1995 to 2015 on the board of directors of Charlotte Wine & Food Weekend, Inc., including service as chair in 2005 and 2006.
The Board believes that Mr. Bramlett provides the Board with (a) leadership experience from having served in various executive management positions for public companies in the staffing services and information technology consulting industries, including chief financial officer, chief corporate development officer, general counsel, chief human resources officer and chief investor relations officer, (b) finance experience from having served twice as chief financial officer for Venturi Partners, (c) legal experience in general corporate matters, securities and corporate finance, mergers and acquisitions and litigation management from both private practice and service as in-house counsel, (d) risk management experience from his service as risk manager for Venturi Partners, Inc. and COMSYS IT Partners, Inc. and (e) corporate governance and executive compensation experience from working with public company boards as an officer and serving as a public company board member.

R. Chad Prashad
Director Since: 2018 Age: 37 Committees: None
Mr. Prashad was promoted to President and Chief Executive Officer in June 2018. He served as Senior Vice President and Chief Strategy and Analytics Officer from February 2018 to June 2018 and as Vice President of Analytics from June 2014 to February 2018.  Previously, Mr. Prashad served as Senior Director of Strategy Development for Resurgent Capital Services from 2013 to 2014 and Director of Legal Strategy for Resurgent Capital Services from 2009 to 2013. Mr. Prashad holds a Bachelor of Arts in Political Science and dual major Bachelor of Science in Business Administration and Economics from Presbyterian College and a Master of Arts in Economics from Clemson University. He has served on the board of directors of Fostering Great Ideas, a nonprofit organization, since 2013, serving as Chairman in 2015 and 2016.

The Board believes that, as our President and Chief Executive Officer, Mr. Prashad leads our senior management team and brings to the Board an in-depth knowledge of the Company. The Board believes that his substantial experience with data and analytics and his business acumen provide the Board with valued strategic, financial, and operational insights and perspectives and that he brings valued perspective and judgment to the Board’s discussions regarding our competitive landscape and strategic opportunities and challenges.

Scott J. Vassalluzzo (Independent)
Director Since: 2011 Age: 46 Committees: Compensation and Stock Option Nominating and Corporate Governance
Mr. Vassalluzzo is a Managing Member of Prescott General Partners LLC (“PGP”), an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”). PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the “Prescott Partnerships”). Mr. Vassalluzzo joined the Prescott Organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott’s reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). The Prescott Partnerships have been shareholders of the Company for 25 years. Mr. Vassalluzzo holds a Bachelor of Science Degree in Accounting from Pennsylvania State University and a Master of Business Administration Degree from Columbia University.
Mr. Vassalluzzo has served since 2007 on the board of directors of Credit Acceptance Corporation, including serving as the chair of its compensation committee and as a member of its audit committee, and he has served since 2015 on the board of directors of Cimpress, NV, including serving as chairman of its compensation committee.
The Board believes that Mr. Vassalluzzo provides the Board with (a) leadership experience from his service as the Managing Member of PGP and General Partner of the Prescott Partnerships since 2012, (b) finance experience from his work in public accounting at Coopers & Lybrand, (c) risk management experience from his service on the board of Credit Acceptance Corporation and his experience as an investor who regularly analyzes public companies and (d) corporate governance experience from his service on the board of Credit Acceptance Corporation.

Charles D. Way (Independent)
Director Since: 1991 Age: 65 Committees: Audit and Compliance (chair) Compensation and Stock Option
Mr. Way is currently a private investor following an extensive career at Ryan’s Restaurant Group, Inc., a publicly traded restaurant company that was acquired by Buffets, Inc. in 2006. While at Ryan’s, he served as Chief Executive Officer from 1989 to 2006, President from 1988 to 2004, Executive Vice President from 1986 to 1988, Vice President and Chief Financial Officer from 1981 to 1986, Treasurer and Secretary from 1981 to 1988 and Controller from 1979 to 1981. He also served as a director of Ryan’s from 1981 to 2006 and as chairman of Ryan’s board of directors from 1992 to 2006. He holds a Bachelor of Science Degree in Accounting from Clemson University.

The Board believes that Mr. Way contributes extensive public company leadership and finance experience to the Board from his long career at Ryan’s Restaurant Group, Inc.

Darrell E. Whitaker (Independent)
Director Since: 2008 Age: 60 Committees: Audit and Compliance Nominating and Corporate Governance
Mr. Whitaker has been the President and Chief Operating Officer of IMI Resort Holdings, Inc. since 2004. Before joining IMI, Mr. Whitaker served as the Chief Operating Officer and Vice President of Finance and Corporate Secretary of The Cliffs Communities, Inc., a developer of high end resort communities. He joined The Cliffs Communities, Inc. in July 1998 as Chief Financial Officer, a position he held until becoming Chief Operating Officer in August 2001. In addition, he has held executive management positions with other publicly traded companies, such as Ryan’s Family Steak House, Inc., Baby Superstores, Inc., and Food Lion, Inc. He holds a Bachelor of Science Degree in Business Administration from the University of South Carolina Upstate and was voted the most outstanding alumnus from the school of business in 1994. In addition, Mr. Whitaker is a licensed real estate Broker in the state of South Carolina, has been a licensed CPA in the State of South Carolina since 2001, and holds a chartered global management accountant designation. He has developed extensive experience in audit, accounting, and finance with public and private companies since 1976.

The Board believes that Mr. Whitaker provides the Board with leadership, finance, and accounting experience from his current position with IMI Resort Holdings, Inc. and his prior experience with The Cliffs Communities, Inc., Ryan’s Restaurant Group, Inc., Baby Superstores, Inc. and other companies.

CORPORATE GOVERNANCE
Governance Policy
We believe that good corporate governance practices are essential to our core values of ethical business, service of shareholders’ interests and good corporate citizenship. The Board has adopted a Governance Policy in furtherance of those goals and to promote the effective functioning of the Board and its committees and to develop a common understanding among individual directors and management concerning the operation of the Board and its committees.
Code of Business Conduct and Ethics
The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, officers and employees of the Company, including our President and Chief Executive Officer (our principal executive officer) and our Senior Vice President and Chief Financial Officer (our principal financial and accounting officer).  The Code of Ethics is available on our website.  In the event the Company amends any of the provisions of the Code of Ethics that require disclosure under applicable law, SEC rules or NASDAQ listing standards, we intend to disclose such amendment on our website.  Any waiver of the Code of Ethics for any executive officer or director must be approved by the Board or a Board committee and will be promptly disclosed as required by law or applicable stock exchange or trading market regulation.
Insider Trading Policy
We maintain an Insider Trading Policy that prohibits our directors, officers and employees from buying or selling our common stock or other securities while being aware of material, non-public information about the Company. It also prohibits the disclosure of such information to others. Our Insider Trading Policy also prohibits our directors, officers and employees from engaging in hedging activities or other short-term or speculative transactions in the Company’s securities such as short sales, puts, calls or any similar transaction involving the Company’s securities. In addition, our directors, officers and employees must obtain pre-clearance from our Chief Financial Officer before placing Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Additional limitations apply to directors, officers and other employees designated by the Board or Chief Financial Officer as an “insider.”
Availability of Policies and Board Committee Charters
Copies of our Governance Policy, Code of Ethics, Insider Trading Policy and the charters of the Audit and Compliance Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee of the Board are all available on our website at www.worldacceptance.com (by clicking the “About Us” tab, then “Investor Relations” link, and then “View All” under the “Corporate Governance Documents” heading) and to any shareholder who requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, South Carolina 29606. References to our website throughout this Proxy Statement and the accompanying materials are for informational purposes only or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.
Director Independence
Our Governance Policy requires that a majority of our directors be an “independent director,” which is someone who (i) satisfies the criteria for independence established by NASDAQ listing standards, (ii) who has not been employed by the Company in the past three years, and (iii) as to whom neither the person nor a family member has received more than $100,000 in compensation from the Company in any twelve-month period (other than for board service). The Board has determined that Ken R. Bramlett, Jr., Scott J. Vassalluzzo, Charles D. Way and Darrell E. Whitaker are independent within the meaning of the NASDAQ rules and our Governance Policy. However, the Board previously determined that R. Chad Prashad is not independent due to his employment as an executive officer with the Company. In addition, the Board previously determined that James R. Gilreath was an independent director prior to his resignation in May 2018. The Board previously determined that Janet L. Matricciani, who resigned as a director and President and Chief Executive Officer in January 2018, was not independent during her tenure as a director.
Board Leadership
Our Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. Our Governance Policy provides that the Board will appoint an independent director to act as a non-executive Chairman of the Board, who must meet the standards for determining director independence set forth by NASDAQ and the Company’s Governance Policy.

The positions of Chairman of the Board and Chief Executive Officer are therefore held by separate individuals, with Ken R. Bramlett, Jr., an independent director, serving as Chairman and R. Chad Prashad serving as our Chief Executive Officer. The Chief Executive Officer establishes the corporate direction and strategy, and is responsible for the day-to-day leadership and performance of the Company, while the Chairman acts as principal liaison between the independent directors and the Chief Executive Officer, coordinates the activities of the independent directors, receives and oversees responses to shareholder communications, approves retention of counsel or consultants who report to the Board, advises the Board as to an appropriate schedule for Board and committee meetings, provides significant input on the agenda for meetings of the Board and presides over meetings of the full Board. In addition, the Chairman performs such other duties as may be directed by the Board. The Board reserves for its action certain material or strategic matters and directs the Chief Executive Officer as to matters of Company action on which the Board is to be kept informed. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer. We believe this structure facilitates efficient management oversight and assists the Board in meeting its governance duties. The Board believes that our current leadership structure is appropriate for us at this time.
Executive Sessions of Independent Directors
Consistent with our Governance Policy, independent directors meet separately from the other directors, if any, and without management present at regularly scheduled executive sessions. Executive sessions are generally held after each regularly scheduled Board meeting and are presided over by the Chairman of the Board. The Chairman coordinates and develops the agenda for executive sessions.
Board Risk Oversight
The Board is responsible for overseeing the Company’s risk profile and management’s processes for assessing and managing risk. The Board and its committees take an active role in overseeing the assessment and management of our risks. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) ensure communication of necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees, (iii) facilitate implementation of appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision-making. The Board and its committees regularly receive information regarding our financial position, capital structure, operations, strategy, compensation, compliance activities, and risk management from senior management. During its review of such information, the Board and its committees discuss, review, and analyze risks associated with each area.

Certain significant categories of risk are assigned to designated Board committees (which are comprised solely of independent directors), which report to the full Board. The Board of Directors is regularly informed about the activities of its committees through committee reports and other communications. In general,

•
the full Board oversees risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital and major capital transactions and expenditures, and the strength of the finance function;

•
the Audit and Compliance Committee oversees risks related to financial controls and internal audit, legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function;

•
the Compensation and Stock Option Committee oversees the risks associated with our compensation plans and arrangements, including risks related to recruiting, retention, and attrition and oversees our compensation programs so that they do not incentivize excessive risk-taking as described in more detail below under “Corporate Governance-Committees of the Board-Compensation and Stock Option Committee;” and

•	the Nominating and Corporate Governance Committee oversees risks associated with our overall governance practices and the leadership structure of our Board of Directors.
In performing their oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. In addition, the Board and its committees review the performance and functioning of the Company’s overall risk management function and senior management’s establishment of appropriate systems for managing legislative and regulatory risk, credit/counterparty risk, market risk, interest rate risk and asset/liability matching risk, insurance risk, liquidity risk, operational risk and reputational risk. The Board believes the leadership structure described above appropriately supports administration of the risk oversight function.
Committees of the Board
The Board has a standing Audit and Compliance Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee. The following table shows the current membership of each of these committees.

Director Name	Audit and Compliance	Compensation and Stock Option	Nominating and Corporate Governance
Ken R. Bramlett, Jr.	Member	Chair	Member
R. Chad Prashad
Scott J. Vassalluzzo		Member	Chair
Charles D. Way	Chair	Member
Darrell E. Whitaker	Member		Member
Audit and Compliance Committee
The Audit and Compliance Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is appointed to assist the Board in discharging its oversight responsibilities relating to (i) the Company’s accounting, auditing, and financial reporting processes generally, including the performance and independence of the independent registered public accounting firm and the audits of the Company’s financial statements, (ii) the Company’s systems of internal controls regarding finance and accounting, (iii) the establishment and administration of the Company’s Compliance Management System (“CMS”), which is designed to ensure compliance with applicable consumer financial laws and address and prevent associated risk of harm to consumers, and (iv) the Company’s risk management and compliance with legal and regulatory requirements. The Audit and Compliance Committee has ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm. The Audit and Compliance Committee also reviews and considers any “related person” transactions, within the meaning of Item 404(a) of Regulation S-K of the SEC, as well as any matters regarding the Company’s outside directors which the Audit and Compliance Committee believes may present a conflict of interest or potentially impair the independence of one or more of the Company’s outside directors. The Audit and Compliance Committee carries out all other tasks and responsibilities as more fully described in its charter.
The Board has determined, in accordance with NASDAQ listing standards, that each member of the Audit and Compliance Committee is an independent director. In addition, the Board has determined that each member of the Audit and Compliance Committee meets the independence requirements for audit committee members under the

Exchange Act. The Board has also determined that each current member of the Audit and Compliance Committee, Messrs. Way, Bramlett, and Whitaker, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit and Compliance Committee met four times during fiscal year 2018, which included quarterly conference call meetings with management and the Company’s independent registered public accounting firm to review interim financial information prior to its public release. Additional information regarding the Audit and Compliance Committee is set forth below under “Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm.”
Compensation and Stock Option Committee
The Compensation and Stock Option Committee is appointed to assist the Board in discharging its responsibilities relating to (i) compensation of the Company’s directors and officers and (ii) the granting of stock options and other forms of equity compensation under the Company’s equity compensation plans. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company and for formulating, revising and administering the Company’s equity compensation plans. The Committee administers the Company’s 2005 Stock Option Plan, the 2008 Stock Option Plan, the 2011 Stock Option Plan and the 2017 Stock Incentive Plan. The Board has determined, that each member of the Compensation and Stock Option Committee is (i) an independent director in accordance with the independence requirements for compensation committee members under NASDAQ listing standards; (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (to the extent required by applicable law and rules); and (iii) a “non-employee director” under applicable SEC regulations.

The Compensation and Stock Option Committee reviews and considers the appropriateness of the Company’s compensation policies and practices as they relate to risk management and risk-taking initiatives. As part of this assessment, the Compensation and Stock Option Committee discusses the following:

•	whether the current compensation program is achieving the short-term and long-term objectives that the Compensation and Stock Option Committee intended the program to achieve;

•	whether there are or have been unintended consequences associated with the Company’s executive compensation program;

•	whether the components of the compensation program encourage or mitigate excessive risk-taking;

•	whether the Company’s general risk management controls serve to preclude decision-makers from taking excessive risk in order to achieve incentives; and

•	whether the balance between short-term and long-term incentives is appropriate to retain highly qualified individuals.
The Compensation and Stock Option Committee met one time during fiscal year 2018. Additional information regarding the Compensation and Stock Option Committee is set forth below under “Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is appointed to assist the Board in discharging its responsibilities relating to (i) identifying and recommending qualified individuals for service on the Board and its committees, (ii) evaluating the composition of the Board and its committees, (iii) reviewing the Company’s governance policies and procedures, and (iv) overseeing the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee is also charged with reviewing management succession plans with our Chief Executive Officer and with periodically reviewing and assessing the adequacy of the Company’s Governance Policy and Code of Ethics and recommending to the Board any proposed changes that the Nominating and Corporate Governance Committee deems necessary. The Nominating and Corporate Governance Committee carries out all other tasks and responsibilities as more fully described in its charter. The Board has determined, in accordance with NASDAQ listing standards, that each member of the Nominating and Corporate Governance Committee is an independent director. The Nominating and Corporate Governance Committee met one time in fiscal year 2018. For additional information regarding the Nominating and Corporate Governance Committee, see “Corporate Governance-Director Nominations.”

Committee Advisors
The charter of each of the Audit and Compliance Committee, the Compensation and Stock Option Committee, and the Nominating and Corporate Governance Committee authorizes the committee to engage outside counsel and advisors, including search firms in the case of the Nominating and Corporate Governance Committee and compensation consultants in the case of the Compensation and Stock Option Committee, and requires the Company to provide appropriate funding, as determined by the committee, for any such counsel or advisors.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2018, the Compensation and Stock Option Committee was composed of Messrs. Bramlett (Chair), Vassalluzzo and Way. None of the members of the Compensation and Stock Option Committee during fiscal year 2018 were either an officer or employee of the Company or a former officer of the Company. During fiscal year 2018, no executive officer of the Company served as a director or as a member of the compensation committee of the board of directors of another company which had an executive officer serving as a director of the Company or as a member of the Compensation and Stock Option Committee. In addition, during fiscal year 2018, no member of the Compensation and Stock Option Committee engaged in any related party or other transaction of a type that is required to be disclosed pursuant to Item 404 of SEC Regulation S-K.
Director Attendance at Board and Committee Meetings and the Annual Meeting of Shareholders
During fiscal year 2018, the Board held eighteen meetings, and each director attended at least 75% of these meetings during the time in which he or she was a director. Each director also attended all of the meetings of the committees of the Board on which such director served during the time in which he was a committee member, during fiscal year 2018.
Our Governance Policy requires a majority of our directors to attend the Annual Meeting, either in person or by telephone, absent extenuating circumstances. All of the nominees for election at the 2017 annual meeting of shareholders attended the meeting. The Company expects all nominees and directors to attend the Annual Meeting.
Director Nominations
The Board is responsible for nominating Board members and for filling vacancies on the Board that may exist between annual meetings of shareholders, except to the extent that the Company’s Bylaws or applicable South Carolina law require otherwise. The Board has delegated the screening process for director nominees to the Nominating and Corporate Governance Committee. Each member of such committee is an independent director in accordance with NASDAQ listing standards.
The Company’s Governance Policy outlines certain general criteria for Board membership. These criteria reflect the Board’s belief that all directors should have the highest personal and professional integrity and should be persons who have demonstrated exceptional professional ability, diligence and judgment. In addition, the policy requires that at least a majority of the Board consist of independent directors. Directors should be willing and able to devote the required amount of time to Company business. The Nominating and Corporate Governance Committee believes that directors should have expertise that may be useful to the Company, and that the directors as a group should provide the Board with the following experience:

•
Leadership experience. Directors with experience in significant leadership positions over an extended period, especially CEO or other C-level positions, provide the Company with special insights. These individuals generally possess strong leadership qualities and the ability to identify and develop those qualities in others. They also demonstrate practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Finance experience. An understanding of finance and financial reporting processes is important. The Company measures its operating and strategic performances primarily by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company’s success. The Nominating and Corporate Governance Committee seeks to have a number of directors who qualify as audit committee financial experts, as well as an entire Board composed of financially literate directors.

•
Risk management oversight experience. The Nominating and Corporate Governance Committee believes that risk management oversight experience is critical to fulfill the Board’s responsibility to oversee the risks facing the Company.

•
Corporate governance experience. The Nominating and Corporate Governance Committee believes that directors with corporate governance experience support the goals of a strong Board and management accountability, transparency and promotion of shareholders’ interests.

•	Legal experience. The Nominating and Corporate Governance Committee believes that legal experience is valuable to the Board’s oversight of the Company’s legal and regulatory compliance.

•
General business experience. The Nominating and Corporate Governance Committee believes that general business experience, as well as practical experience, is valuable to an understanding of the Company’s business goals and strategies and helps to ensure that the Board is well rounded.

Our Governance Policy requires a director who changes his or her employment or otherwise has a significant change in job responsibilities to give the Board written notice of the change and tender a letter of resignation from the Board and from all Board committees on which he or she serves. The Board, through the Nominating and Corporate Governance Committee, then determines whether or not to accept the resignation from the Board or from one or more of the committees.
The Nominating and Corporate Governance Committee’s process for recommending nominees begins with a preliminary assessment of each candidate based on the individual’s resume and biographical information, willingness to serve and other background information. This information is evaluated against the criteria stated above and the specific needs of the Company at that time. After these preliminary assessments, the candidates who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews to continue the evaluative process. Incumbent directors, however, generally are not required to interview again after their initial term. On the basis of the information learned during this process, the Nominating and Corporate Governance Committee determines which individuals to recommend to the Board for nomination.
When seeking new director candidates, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. Consistent with our Governance Policy, the Nominating and Corporate Governance Committee will also consider nominating candidates recommended by shareholders on a case-by-case basis. Candidates recommended by shareholders are considered on the same basis and by the same standard as candidates selected by the Nominating and Corporate Governance Committee. It is important to distinguish between the recommendations of nominees by shareholders and nominations (whether by proxy solicitation or in person at a meeting) by a shareholder. Shareholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of the Company. Our Bylaws include advance notice provisions for shareholder nominations, which, among other things, set forth the information shareholders must provide regarding themselves and the director nominee when submitting nominations and require such information to be submitted no sooner than 120 days and no later than 90 days prior to the anniversary date of the Company’s last annual meeting of shareholders. See “Submission of Future Shareholder Proposals and Nominations for the 2019 Annual Meeting of Shareholders” for further information regarding the nomination process.
When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors in addition to those factors discussed above that the Company considers important qualifications for Board service. These other factors include whether the candidate is independent from management and the Company, the composition of the existing Board, and the candidate’s existing commitments to other businesses. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding Board diversity, the Nominating and Corporate Governance Committee takes into account matters of diversity (with emphasis on diversity in professional experience and industry background) in considering candidates for the Board. Directors are limited by our Governance Policy to serving on no more than five public company boards of directors. There are no pre-determined term limits for directors; however, a retirement age of 70 is generally considered appropriate, though the Board may decide to defer retirement on an annual basis.

The Company’s Nominating and Corporate Governance Committee does not currently use the services of any third party search firm to assist in identifying or evaluating board candidates. However, the Nominating and Corporate Governance Committee may engage a third party to provide these services in the future, as it deems appropriate at the time.
Director Resignation Policy
Our Governance Policy requires that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five (5) days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. Nominees for election to our Board must agree that their nomination is contingent upon adherence to this majority voting policy. The Nominating and Corporate Governance Committee will consider such tendered resignation and, promptly following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation.
Annual Board Evaluation
Our Governance Policy requires the Nominating and Corporate Governance Committee to assess the performance of the Board as a whole at least annually and give a report of its assessment to the Board.
Shareholder Communications with Directors
Any shareholder who wishes to communicate with the Board or any one or more individual directors may do so by writing to this address:
World Acceptance Corporation
Board Administration
c/o Corporate Secretary
P.O. Box 6429
Greenville, South Carolina 29606
Your letter should indicate that you are a shareholder. Such communications will be reviewed by our Corporate Secretary and Chairman of the Board, who will remove communications relating to solicitations, improper or irrelevant topics and the like. All other shareholder communications will be promptly forwarded to the applicable member(s) of the Board or to the entire Board, as requested in the shareholder communication.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Members of our Board of Directors, certain officers, and beneficial owners of more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC regarding their beneficial ownership and changes in beneficial ownership of our common stock. Based solely on a review of such reports filed and written representations from the Company’s reporting persons, the Company believes that all Section 16(a) filing requirements were fulfilled on a timely basis during fiscal year 2018, except that each of Messrs. Brown, Tinney, Prashad, Dyer and Willyard filed one Form 4 reporting the receipt of equity awards late.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
During fiscal year 2018, there were no transactions that were deemed to be related person transactions.

The Audit and Compliance Committee reviews and considers any related person transactions within the meaning of Item 404(a) of Regulation S-K of the SEC, as well as any matters regarding the Company’s outside directors, which the Audit and Compliance Committee believes may present a conflict of interest or potentially impair the independence of one or more of the Company’s outside directors. The Company does not have a formal related person transaction policy in writing. However, as part of its review of a related party transaction, the Audit and Compliance Committee considers the following: the nature of the related party’s interest in the transaction, the material terms of the transaction, including the amount involved and type of transaction, the importance of the transaction to the related party and to the Company, whether the transaction would impair the judgment of a director or executive officer to act in the Company’s best interest, and any other matters the Audit and Compliance Committee deems appropriate under the circumstances.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information set forth below is furnished as of the Record Date, with respect to common stock owned beneficially or of record by (i) persons known to the Company to be the beneficial owners of more than 5% of the common stock as of the Record Date, (ii) each of the directors and nominees individually, (iii) each of the executive officers included in the summary compensation table (each, a “Named Executive Officer” or “NEO”), and (iv) all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person’s shares shown in the table. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.
Ownership of Common Stock by Certain Beneficial Owners(1)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Thomas W. Smith (2) Scott J. Vassalluzzo Idoya Partners L.P. Prescott General Partners LLC Prescott Associates L.P. 2220 Butts Road, Suite 320 Boca Raton, Florida 33431	2,730,873	29.9%

The Vanguard Group (3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	942,543	10.3%

Nantahala Capital Management, LLC (4) Wilmot B. Harkey Daniel Mack 19 Old Kings Highway S., Suite 200 Darien, CT 06820	869,699	9.5%

BlackRock, Inc. (5) 55 East 52nd Street New York, New York 10022	791,193	8.7%

Dimensional Fund Advisors LP (6) Building One 6300 Bee Cave Road Austin, Texas 78746	624,478	6.8%

CAS Investment Partners, LLC (7) Clifford Sosin 8 Wright Street, 1st FL Westport, Connecticut 06880	603,397	6.6%

(1)
Although the amounts of shares beneficially owned and other information in the table is derived from sources described in the footnotes below, the percent of class information is derived by calculating the reported amounts as a percent of the 9,140,273 shares outstanding as of the Record Date.

(2)	Based on a Schedule 13D filed on July 30, 2015, subsequent Form 4 filings and other information made available to us.

Name	Shared Voting and Dispositive Power	Sole Voting and Dispositive Power	No Voting and Shared Dispositive Power	Total
Scott J. Vassalluzzo	0	31,788	—	31,788
Thomas W. Smith	83,950	510,000	—	593,950
Idoya Partners L.P.	576,394	—	—	576,394
Prescott Associates L.P.	1,407,728	—	—	1,407,728
Prescott General Partners LLC	2,037,495	—	—	2,037,495
In their capacities as managing members of the Prescott General Partners LLC ("PGP"), Messrs. Vassalluzzo and Smith also may be deemed to beneficially own the shares beneficially owned by PGP.

(3)
Based on a Schedule 13G/A filed on February 9, 2018. The Vanguard Group reported sole voting power over 6,394 shares, shared voting power over 567 shares, sole dispositive power over 936,017 shares, and shared dispositive power over 6,526 shares.

(4)
Based on a Schedule 13G filed February 14, 2018. Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack reported shared voting and shared dispositive power over 869,699 shares, which includes 3,500 options that may be exercised for 350,000 shares within 60 days of the filing. Messrs. Harkey and Mack are managing members of Nantahala. Nantahala Capital Partners SI, LP, a fund advised by Nantahala, has the right or the power to direct the receipt of dividends from, or the proceeds from the sale of, approximately 6.4% of the outstanding shares of common stock owned by Nantahala, including options held by Nantahala Capital Partners SI, LP that may be exercised for 225,800 shares within 60 days of the filing.

(5)	Based on a Schedule 13G/A filed on January 23, 2018. BlackRock, Inc. reported sole voting power over 772,615 shares and sole dispositive power over 791,193 shares.

(6)	Based on a Schedule 13G filed February 9, 2018. Dimensional Fund Advisors LP reported sole voting power over 593,591 shares and sole dispositive power over 624,478 shares.

(7)
Based on a Schedule 13G filed on February 14, 2018. CAS Investment Partners, LLC (“CAS”), Sosin Partners, L.P. (the “Fund”) and Clifford Sosin reported shared voting power and shared dispositive power over 602,791 shares owned by the Fund. In addition, Mr. Sosin reported sole voting power and sole dispositive power over 606 shares. CAS is the investment manager of the Fund and Mr. Sosin is the managing member of CAS.

Ownership of Common Stock by Directors, Director Nominees & Executive Officers
	Shares Beneficially Owned
Name of Individual or Number in Group	Amount (1)		Percent of Class
Scott J. Vassalluzzo	2,136,923	(2)	23.4%
Janet Lewis Matricciani	46,412	(3)	*
D. Clinton Dyer	43,384		*
Jeff L. Tinney	43,334		*
Ken R. Bramlett, Jr.	39,315		*
John L. Calmes Jr.	30,654		*
R. Chad Prashad	23,755		*
Charles D. Way	14,515		*
Darrell E. Whitaker	10,335		*
James H. Wanserski	—		*
Directors and all executive officers as a group (11 persons)	2,373,525	(4)	26.0%
*Less than 1%.

(1)
Includes the following shares of common stock subject to options currently exercisable or exercisable within 60 days of June 27, 2018: Mr. Bramlett - 5,000; Mr. Way- 5,000; Mr. Whitaker-5,000; Ms. Matricciani- 15,000; Mr. Calmes - 13,500; Mr. Dyer - 20,000; Mr. Tinney - 25,400; and Mr. Prashad - 4,500; directors and executive officers as a group -97,300.

(2)
Mr. Vassalluzzo is a Managing Member of PGP.  See “Ownership of Shares by Certain Beneficial Owners” for additional information regarding shares beneficially owned by PGP, Prescott Associates L.P., Mr. Vassalluzzo and Mr. Smith.

(3)	Based on Section 16 filings and other information made available to us.

(4)	Includes an aggregate of (i) 97,300 shares underlying vested options and (ii) 60,659 unvested shares of restricted stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of March 31, 2018 regarding the Company’s four existing equity compensation plans, which are the World Acceptance Corporation 2005 Stock Option Plan (the "2005 Plan"), the World Acceptance Corporation 2008 Stock Option Plan (the "2008 Plan"), the World Acceptance Corporation 2011 Stock Option Plan (the "2011 Plan") and the World Acceptance Corporation 2017 Stock Incentive Plan (the "2017 Plan").

Plan Category (1)	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (2) (#) (c)
Equity Compensation Plans Approved by Security Holders:
2005 Stock Option Plan (3)	10,275	38.35	—
2008 Stock Option Plan	27,251	61.16	3,617
2011 Stock Option Plan	460,202	71.98	404,810
2017 Stock Option Plan	—	—	850,000	(4)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	497,728	70.69	1,258,427

(1)	For additional information on our stock plans, see Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2018.

(2)
Awards may be issued in the form of incentive stock options, nonqualified stock options or restricted stock awards under the 2005, 2008 and 2011 Plans. Awards may be issued in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or phantom stock under the 2017 Plan.

(3)
The 2005 Plan terminated effective July 31, 2015, such that no further awards are available for issuance under this plan. Outstanding awards under this plan continue in accordance with the respective terms of such awards.

(4)
The maximum number of shares of common stock that may be delivered under the 2017 Plan is 850,000 shares plus any shares subject to an award granted under the 2005 Plan, 2008 Plan and 2011 Plan, which award is forfeited, canceled, terminated, expires or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited to or reacquired by the Company.

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2018 Overview
The Board and the Compensation and Stock Option Committee believe the compensation paid or awarded to the Named Executive Officers for fiscal 2018 was reasonable and appropriate in light of the Company’s achievements during a period of challenging external conditions and transformation within the Company. The Company is in a period of transition and is focused on efforts to reposition the Company for future growth.
In fiscal 2018:

•	gross loans outstanding increased 4.3% versus a decrease of 0.7% during fiscal 2017;

•
total general and administrative expense as a percentage of revenue only increased to 54.2% from 50.3% in fiscal 2017 despite starting the year with lower outstanding loans and incurring costs related to the preiously disclosed Mexico investigation;

•
as a result of this performance, the Company exceeded the target level of performance on three of its four key corporate-level performance measures, resulting in bonus payments under the Executive Incentive Plan that averaged 77.2% of base salary for all NEOs for fiscal 2018; and

•	our tax preparation business grew significantly.
For these reasons, in addition to those discussed below in the “Executive Compensation Program” section, the Compensation and Stock Option Committee and Board believe that the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement is fair and reasonable, and unanimously recommend that the Company’s shareholders vote in favor of Proposal 2, as described below in more detail, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as reported in this Proxy Statement.
Objectives of the Executive Compensation Program
The Company’s executive compensation program is intended to (i) provide competitive compensation to attract and retain highly talented executives; (ii) align the interests of executives and shareholders; and (iii) motivate executives to achieve and surpass the short- and long-term goals of the Company to increase shareholder value. The Company’s program seeks to create a collegial atmosphere that encourages executives to cooperate toward the achievement of goals that benefit the Company and shareholders as a whole, while at the same time rewarding each executive’s individual contributions to the Company.
The Company’s bonus and long-term incentive plans permit executives to earn above average compensation for performance exceeding the Company’s target goals. The Compensation and Stock Option Committee believes that this approach provides competitive pay for target performance while motivating and rewarding superior performance.
The Compensation and Stock Option Committee believes that a meaningful portion of an executive’s total compensation should be in the form of variable and performance-based compensation enhancing shareholder value. The Compensation and Stock Option Committee believes that earnings per share is the most important indicator of shareholder value and that loan growth, expense control and charge-off levels are the most significant factors affecting earnings per share. Accordingly, performance-based compensation generally is earned based on the achievement of earnings per share targets, while annual bonuses generally are earned based on loan growth, expense control and charge-off levels in addition to earnings per share targets. The Compensation and Stock Option Committee believes that earnings per share as a measure of performance is important to shareholders because it allows shareholders to compare the returns we earn by investing capital in our core business with the return they could expect if we returned capital to shareholders and they invested in other securities.
The Compensation and Stock Option Committee believes that the grant of equity compensation awards to executives appropriately aligns their compensation with the interests of shareholders and provides executives with an incentive to promote shareholder value.

Stock price performance is typically not a factor in setting annual compensation because the price of the Company’s stock is subject to a variety of factors outside of management’s control, such as historically low trading volumes and high volatility in the stock price.
Process Overview
The Compensation and Stock Option Committee is appointed by the Board to assist the Board in discharging the Board’s responsibilities relating (i) to compensation of the Company’s directors and officers and (ii) to the granting of stock options, restricted stock, and other forms of equity compensation under the Company’s equity compensation plans. The Compensation and Stock Option Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company and for formulating, revising and administering the Company’s equity compensation plans.
During fiscal year 2018, the Compensation and Stock Option Committee reviewed and approved the annual compensation for the Named Executive Officers: the current Chief Executive Officer (“CEO”) (the former Senior Vice President and Chief Strategy and Analytics Officer); the former interim CEO; the former CEO; the Senior Vice President and Chief Financial Officer (“CFO”); the Executive Vice President and Chief Branch Operations Officer; and the Senior Vice President, Western Division. In addition, the Compensation and Stock Option Committee reviewed and approved the annual compensation for the two executive officers and former Senior Vice President and General Counsel who are not NEOs and the non-executive officers who report directly to the CEO. All grants of stock options and restricted stock in fiscal year 2018 were approved by the Compensation and Stock Option Committee.
Timing of Compensation Decisions
Cash compensation for our executive and non-executive officers is typically reviewed early in each fiscal year as the budget for the coming fiscal year is being finalized and following completion of a review of the Company’s annual financial statements and level of achievement of operating objectives and personal objectives for the prior fiscal year. Equity compensation awards are usually granted in the third quarter of each fiscal year. The Compensation and Stock Option Committee may, however, review salaries or grant equity or cash compensation awards at other times as a result of new appointments, promotions or for other reasons during the year.
Role of Executives in Establishing Compensation
The CEO plays a role in the assessment and recommendation of compensation for the CEO’s direct reports and other officers of the Company, including the CFO and General Counsel. The Company’s CEO provides information to the Compensation and Stock Option Committee regarding compensation matters generally and, in such instances, helps set the agenda for compensation discussions. The CEO is typically invited to attend general sessions of the Compensation and Stock Option Committee and, depending upon the topic to be discussed, may be invited to attend executive sessions of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee believes that the CEO’s insight into executive performance and compensation is an important factor when discussing and making decisions regarding executive compensation, and therefore the Compensation and Stock Option Committee typically asks the CEO for the CEO’s recommendations on compensation for all of the Company’s executive officers. The CEO is not present during Compensation and Stock Option Committee discussions concerning the CEO’s own compensation and does not play a role in recommendations regarding the CEO’s own compensation.
Other members of management attend meetings and executive sessions upon invitation by the Compensation and Stock Option Committee if and when the Compensation and Stock Option Committee believes their advice and input regarding specific matters before the Compensation and Stock Option Committee would be useful and appropriate.
Compensation Consultant
The Compensation and Stock Option Committee determined it was not necessary to engage a compensation consultant for fiscal year 2018 in light of over 94% approval of votes cast on the “say-on-pay” proposal vote from shareholders at the 2017 annual shareholders meeting.

Executive Compensation Program
The Company’s compensation program is comprised of the following primary elements: base salary, annual cash bonuses, long-term incentive compensation in the form of equity awards granted pursuant to the Company’s stock plans, post‑employment compensation and other employee benefits and perquisites.
Base Salary

Compensation and Stock Option Committee Philosophy
The Compensation and Stock Option Committee determines base salaries for each executive position based on the value of the individual’s experience, performance and/or specific skill set. Base salaries are evaluated in the ordinary course of business, but generally not less than once each year at or around the time that the annual budget is approved. For the reasons noted above, the Compensation and Stock Option Committee did not use an outside consultant or survey data when determining fiscal year 2018 base salaries.
Fiscal Year 2018
When determining annual base salary levels for fiscal year 2018, the Compensation and Stock Option Committee’s primary consideration for NEOs was the contribution of each of the members of the executive team to the Company’s operational improvements in difficult economic and regulatory conditions. The Compensation and Stock Option Committee made the following base salary changes for NEOs effective as of July 1, 2017, except as noted:

•	Janet Lewis Matricciani, former President and Chief Executive Officer: Ms. Matricciani’s base salary was increased 6.0% to $551,200.

•
James H. Wanserski, former interim President and Chief Executive Officer: Mr. Wanserski did not receive a base salary. Under a Services Agreement dated January 22, 2018, among the Company, Mr. Wanserski and JS&R Business Services, L.L.C. d/b/a Wanserski & Associates (“W&A”), W&A received a monthly fee in the amount of $40,000. See “Executive Compensation - Services Agreement” below for additional information.

•	John L. Calmes Jr., Senior Vice President and Chief Financial Officer: Mr. Calmes’ base salary was increased 10.0% to $257,400.

•	D. Clinton Dyer, Executive Vice President and Chief Branch Operations Officer: Mr. Dyer’s base salary was increased 5.0% to $252,000.

•
R. Chad Prashad, President and Chief Executive Officer (former Senior Vice President and Chief Strategy and Analytics Officer): Mr. Prashad’s base salary was increased 7.0% to $187,250 effective as of July 1, 2017 in his previous position as Vice President of Analytics and was subsequently increased 37.0% to $257,400 effective as of February 1, 2018, upon his promotion to Senior Vice President and Chief Strategy and Analytics Officer. His salary was further increased by 63.2% to $420,000 effective as of June 27, 2018, upon his appointment as the Company's President and Chief Executive Officer.

•	Jeff L. Tinney, Senior Vice President, Western Division: Mr. Tinney’s base salary remained unchanged at $191,223.

As described below under “Executive Compensation - Employment Agreements,” certain NEOs have employment agreements which do not permit any reduction in their base salaries.

Annual Cash Bonuses
Compensation and Stock Option Committee Philosophy

Annual cash bonuses for executives and certain other key employees are payable under the Company’s Executive Incentive Plan. The Executive Incentive Plan is generally designed to reward executives based on the Company’s annual financial performance. This plan provides for an annual cash bonus based on the Company’s achievement of pre-established annual goals, which have historically been based on (i) earnings per share, (ii) loans receivable, (iii) expense control, and (iv) loan charge-offs. These goals are intended to motivate and reward the maximization of shareholder value based on the Compensation and Stock Option Committee’s belief that earnings per share is the primary factor in determining long-term shareholder value and that growth in loans receivable, combined with expense control and charge-off control, are the three most significant determinants of earnings per share. For the Division Senior Vice Presidents, the Executive Incentive Plan also has a component that is based on the annual financial performance of their respective divisions. The Compensation and Stock Option Committee also retains the discretion to award bonuses outside of the Executive Incentive Plan to the extent it may determine appropriate in particular circumstances, although such bonuses are not common.
Fiscal Year 2018 Executive Incentive Plan Awards
The Executive Incentive Plan provides an opportunity for executives and certain other key employees to earn a certain percentage of base salary based on the extent to which the Company, and in certain cases, the participant’s division, achieve particular performance goals that are established at the beginning of each fiscal year. For fiscal year 2018, the Compensation and Stock Option Committee selected the threshold, target and maximum performance levels for each selected performance factor based primarily on historical performance and the fiscal year 2018 budget. Divisional goals were set by the CEO. As an officer’s level of responsibility increases, it is the Compensation and Stock Option Committee’s intent to have a greater portion of the officer’s total compensation be dependent upon the Company’s performance rather than on the performance of individual business units. Therefore, for Ms. Matricciani, Mr. Calmes, Mr. Dyer and Mr. Prashad, Executive Incentive Plan bonuses in fiscal year 2018 were based entirely on Company performance measures. The fiscal year performance goals for Mr. Tinney were split between the Executive Incentive Plan performance measures described above and performance measures specific to his respective division. Mr. Wanserski, as an interim President and Chief Executive Officer, did not participate in the Executive Incentive Plan in fiscal year 2018. The Compensation and Stock Option Committee has the discretion to pay a minimum bonus amount in the event of unusual circumstances where the threshold performance objectives are not met. After the end of each fiscal year, the Compensation and Stock Option Committee determines the extent to which the Company goals have been met and the amount of the bonuses, if any, that have been earned by plan participants.
Approximately 16% of the aggregate amount of Executive Incentive Plan bonuses earned by Company employees in fiscal year 2018 were awarded to employees who are not NEOs.
The following table reflects the range of potential Executive Incentive Plan awards (as a percentage of base salary) for each of the NEOs for fiscal year 2018, excluding Mr. Wanserski who was not eligible to participate in the Executive Incentive Plan. See “2018 Summary Compensation Table” below for actual award amounts.

	Minimum (1)	% of Salary - Threshold	% of Salary – Target	% of Salary - Maximum
Janet Lewis Matricciani	25.0%	50.0%	100.0%	150.0%	(2)
John L. Calmes, Jr.	20.0%	40.0%	80.0%	120.0%	(2)
D. Clinton Dyer	20.0%	40.0%	80.0%	120.0%	(2)
R. Chad Prashad	20.0%	40.0%	80.0%	120.0%	(2)(3)
Jeff L. Tinney	6.7%	13.3%	26.7%	40.0%	(4)

(1)
The Compensation and Stock Option Committee, in its discretion, may elect to award the minimum bonus amount if the threshold performance goals are not met. Pursuant to the Separation Agreement with Ms. Matricciani, she was eligible to receive a pro-rata bonus for fiscal year 2018, to the extent a bonus was earned.

(2)	This NEO was eligible to earn the maximum award amounts based upon the achievement of Company performance measures.

(3)
Mr. Prashad's bonus percentages were increased on February 1, 2018 in connection with his promotion to Senior Vice President and Chief Strategy and Analytics Officer. Prior to his promotion, he was eligible to earn a maximum of 40.0% of his base salary upon the achievement of Company performance measures. His annual bonus was calculated on an aggregated pro-rata basis. As previously disclosed, subject to the approval of the Company’s Board of Directors, his bonus percentages are anticipated to be revised to be a minimum of 25%, threshold of 50%, target of 100% and a max of 150% in connection with his promotion to President and Chief Executive Officer.

(4)
Mr. Tinney was eligible to earn a maximum of 40% of his base salary upon the achievement of Company performance measures as well as additional amounts upon the achievement of divisional performance measures as described below.

The following table reflects the particular Company-level performance targets for fiscal 2018, as well as the Company’s actual level of achievement on each of these measures for fiscal 2018:

	Threshold	Target	Maximum	Actual	Target weight as a % of total bonus (former CEO, CFO, EVP, and SVP, Chief Analytics Officer) (1)	Target weight as a % of total bonus (SVP, Western Division)
EPS	$7.32	$7.47	$9.01	$5.99	40%	16%
Loan Growth	(0.8)%	0.2%	2.5%	4.3%	30%	12%
General and Administrative expenses (less amortization expense) as a percentage of revenue	54.9%	53.9%	51.2%	54.0%	20%	12%
Net charge-offs	15.9%	15.4%	14.9%	14.9%	10%	N/A (2)
Total Executive Incentive Plan – Based on Company Performance Measures as a percent of total bonus					100%	40%

(1)	Our former interim President and Chief Executive Officer was not eligible to earn a bonus under the Executive Incentive Plan.

(2)	Mr. Tinney's divisional net charge-offs are included in his specific divisional performance measures. Therefore, the Company net charge-offs are excluded.

Mr. Tinney was eligible to receive 0.05% of his division’s profit as well as $15,000 for each $750,000 of increased divisional profit, up to a maximum of $30,000. He was also eligible to receive a percentage of his base salary based on his performance against specific goals that related to strengthening areas of focus in his division which were set by the CEO at the beginning of the year. The bonus percent paid is based on the grid below.

Goal Performance Ranking	Percentage Earned
1	0%
2	3%
3	6%
4	12%
5	18%

Executive Incentive Plan bonuses were paid to our named executive officers (excluding our former interim President and Chief Executive Officer), based on the achievement of the above metrics, as follows: Ms. Matricciani: $408,807; Mr. Calmes: $251,434; Mr. Dyer: $246,159; Mr. Prashad: $92,714; and Mr. Tinney: $59,458 (excludes bonus paid for divisional performance). The bonus for Ms. Matricciani represents a pro-rated amount of the bonus earned based upon her period of service during fiscal year 2018. In recognition of the continued service to the Company of Messrs. Calmes, Dyer, Prashad and Tinney in a period of Company transition, and in light of the unanticipated impact of the Tax Cuts and Jobs Act passage in December 2017 on the Company’s EPS, the Compensation and Stock Option Committee adjusted the fiscal year 2018 EPS calculation for their Executive Incentive Plan awards to exclude the impact of the Tax Cuts and Jobs Act.  Such adjusted 2018 EPS was $7.71.  The bonus amounts paid for Messrs. Calmes, Dyer, Prashad and Tinney reflect this adjustment.

Long-Term Incentive Compensation
Compensation and Stock Option Committee Philosophy

The Compensation and Stock Option Committee intends to use long-term incentive compensation as a further means of attracting and retaining qualified and highly talented executive officers with a market competitive compensation program that supplements the base salary and Executive Incentive Plan elements with longer-term incentives provided by stock options and restricted stock. The Compensation and Stock Option Committee also believes that equity-based awards foster an ownership mentality in executives and align the value of a significant component of executive compensation to the value realized by the Company’s shareholders.
Company Stock Plans
The Company currently maintains three stock plans: the 2008 Plan, the 2011 Plan, and the 2017 Plan. The Company can grant incentive stock options to salaried employees and nonqualified stock options and restricted stock to employees and non-employee directors pursuant to the 2008 and 2011 Plans. Pursuant to the 2017 Plan, the Company can grant incentive stock options to salaried employees and nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or phantom stock awards to employees or directors. Certain equity awards remain outstanding under the 2005 Plan; however, no additional awards may be granted under the 2005 Plan. The Board has delegated authority to administer the 2005, 2008, 2011 and 2017 Plans to the Compensation and Stock Option Committee. Under the 2005, 2008, 2011 and 2017 Plans, stock options must have an exercise price that is equal to or greater than the fair market value of the stock as of the date of grant. Except in the case of adjustments to reflect corporate transactions such as a merger or stock dividend, the exercise price of options granted under the 2005, 2008, 2011 and 2017 Plans may not be reduced, directly or indirectly (for example, by substitution of new options with a lower exercise price) without shareholder approval. Awards are subject to vesting conditions as determined by the Compensation and Stock Option Committee.
Equity awards, historically in the form of options and/or restricted stock awards, are usually granted in the third quarter, unless made in connection with new hires, promotions, or other special circumstances, in which case awards may be made at the time of such event. Approximately 100% and 85% of the stock options and restricted stock, respectively, granted in fiscal year 2018 were granted to employees who are not Named Executive Officers. Additional details of each of the 2005, 2008, 2011 and 2017 Plans are below.
2005 Plan

No further awards may be issued under the 2005 Plan after August 1, 2015 pursuant to its terms.  Currently, 10,275 shares subject to stock options remain outstanding under the 2005 Plan.

2008 Plan

Currently, 27,251 shares subject to stock options and 61,944 shares of restricted stock awards remain outstanding under the 2008 Plan.  A maximum of 1,000,000 shares of common stock may be issued pursuant to the 2008 Plan.  Only shares of common stock, if any, that are actually delivered with respect to an award will be counted against the maximum number of shares that may be issued under the 2008 Plan (regardless of whether the award is denominated in stock or cash).

No more than an aggregate of 400,000 shares may be issued to any individual pursuant to restricted stock awards over the duration of the plan, and no employee may be granted options in any calendar year for more than 75,000 shares. No more than 350,000 shares of common stock may be issued pursuant to incentive stock options.

The 2008 Plan is set to expire pursuant to its terms on August 6, 2018.

2011 Plan

Currently, 460,202 shares subject to stock options and 11,866 shares of restricted stock awards remain outstanding under the 2011 Plan.  A maximum of 1,500,000 shares of common stock may be issued pursuant to the 2011 Plan. Only shares of common stock, if any, that are actually delivered with respect to an award will be counted against the maximum number of shares that may be issued under the 2011 Plan (regardless of whether the award is denominated in stock or cash).

No more than an aggregate of 400,000 shares can be issued to any individual pursuant to restricted stock awards over the duration of the plan, and no employee can be granted options in any calendar year for more than 75,000 shares.  No more than 400,000 shares of common stock can be issued pursuant to incentive stock options.

The 2011 Plan is set to expire pursuant to its terms on August 3, 2021.

2017 Stock Incentive Plan

No grants have been made under the 2017 Plan as of the date hereof.  The maximum number of shares of common stock that may be delivered under the Plan is the aggregate of (i) 850,000 shares of common stock plus (ii) any shares subject to an award granted under the 2005 Plan, 2008 Plan or 2011 Plan that are forfeited, canceled, terminated, expire or lapse for any reason without the issuance of shares or pursuant to which shares are forfeited to or reacquired by the Company. Only shares of common stock actually delivered will be counted against the maximum aggregate number of shares permitted under the 2017 Plan, regardless of whether the award is denominated in cash or shares of common stock. Dividends paid in shares and/or dividends paid in cash in connection with outstanding awards will not be counted against the 2017 Plan’s share limitations. Further, (i) shares issued under the 2017 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity and (ii) available shares under a shareholder approved plan of an acquired company (adjusted to reflect the transaction) may be used for awards under the 2017 Plan without reducing the maximum number of shares available under the 2017 Plan.

The maximum number of shares that may be issued as incentive stock options under the 2017 Plan is 850,000 shares. The maximum number of shares of common stock that may be issued pursuant to options and SARs that are not related to an option granted to any one individual may not exceed the greater of (a) 75,000 shares for grants made during any one calendar year period or (b) 225,000 shares for grants made during any three calendar year period (or, in each case, the equivalent value thereof based on the fair market value per share of stock on the grant date of the award). The maximum number of shares of common stock that may be issued pursuant to awards other than options or SARs that are settled in shares of common stock granted to any one individual may not exceed the greater of (a) 75,000 shares for grants made during any one calendar year period or (b) 225,000 shares for grants made during any three calendar year period (or, in each case, the equivalent value thereof based on the fair market value per share of the common stock on the grant date of the award). The maximum amount of awards that may be settled in cash that may be granted to any one individual during any one calendar year period shall be $1,000,000 (based on the grant date value), and the maximum number of shares of common stock that may be issued under the 2017 Plan in conjunction with awards other than options and SARs is 500,000 shares. Further, no non-employee director may be granted awards for more than the greater of (a) $250,000 in fair market value of shares of common stock for grants made during any one calendar year period or (b) $750,000 in fair market value of shares of common stock for grants made during any three calendar year period (or, in each case, the equivalent value thereof based on the fair market value per share of common stock on the date of grant of such award); provided that any director cash retainer fees or other fees that are settled in shares of common stock will not be subject to the foregoing limitation.

The 2017 Plan is set to expire pursuant to its terms on August 29, 2027.

Fiscal Year 2018

On February 28, 2018, the Company granted 24,456 shares of restricted stock to the NEOs, certain other key executives and non-employee directors. One-third of these restricted stock awards will vest on October 1, 2018, October 1, 2019, and October 1, 2020 contingent on the recipient’s continued service with the Company on such respective vesting dates. During fiscal 2018, the Company granted non-qualified stock options for 58,070 shares of common stock to other non-executive employees with an average exercise price of $83.33. One-third of these awards will become exercisable on each anniversary of the grant date contingent on the recipient’s continued service with the Company on such respective exercise date.
Post-Employment Compensation
Compensation and Stock Option Committee Philosophy
The Compensation and Stock Option Committee believes that providing supplemental retirement income to key executives under the Company’s supplemental executive retirement plans is appropriate to recognize service to the Company and the limitations on an executive’s ability to ensure significant retirement income through the Company’s 401(k) retirement plan due to the contribution limitations applicable to such plans under applicable law. Severance compensation is also provided under employment agreements with certain executive officers (see “Executive Compensation-Employment Agreements” below) to attract and retain critical executive talent and to facilitate management stability and provide executives protection in the event of their termination without cause or constructive discharge, including in situations involving a change in control of the Company.
Supplemental Executive Retirement Plans
The Company has established the World Acceptance Corporation 2005 Supplemental Income Plan (the “2005 Supplemental Income Plan”). Based on the CEO’s recommendations, the Compensation and Stock Option Committee approves the key executives who participate in the plan. The 2005 Supplemental Income Plan is an unfunded plan, which means there are no specific assets set aside by the Company to fund its obligations under the plan. The participating executives have no rights under the plan beyond those of a general creditor of the Company. Generally, if a participant terminates employment after reaching normal retirement age (age 65), the participant is entitled to receive a monthly benefit equal to 45% of his or her base salary at the time of his or her retirement for a period of 15 years. A participant is eligible for an early retirement benefit if the participant terminates employment after reaching age 57, provided that he or she has participated in the plan for at least eight years. The early retirement benefit is a pro-rated portion of the normal retirement benefit, based on the days of service the participant has accrued at his or her early retirement date compared to the days of service that he or she would have accrued if he or she had continued employment until normal retirement age. If a participant dies while still employed by the Company or while receiving Company-sponsored long-term disability benefits, the participant is eligible to receive the normal retirement benefit regardless of age. If the Company terminates a participant (other than for malfeasance, dishonesty or similar wrongdoing) or the participant terminates employment due to disability, the participant will receive a normal or early retirement benefit (depending on whether termination occurs before or after normal retirement age), as the age 57 and eight years of participation requirements for early retirement benefits do not apply in such circumstances. If a participant voluntarily terminates employment before qualifying for early or normal retirement or if the participant is terminated due to malfeasance, dishonesty or other similar wrongdoing, the participant is not entitled to any benefits under the plan.
There are currently 16 participants in the 2005 Supplemental Income Plan, including three executive officers, 12 retired participants and the beneficiary of one deceased participant. All of the NEOs, except Mr. Wanserski, the Company’s former interim President and Chief Executive Officer, and Mr. Prashad participate in the 2005 Supplemental Income Plan. However, as previously disclosed, subject to the approval of the Company’s Board of Directors, Mr. Prashad will become a participant in the Company’s 2005 Supplemental Income Plan in the future.
Severance Compensation under Employment Agreements
As described below under “Executive Compensation - Employment Agreements,” certain NEOs have employment agreements or separation agreements pursuant to which they are entitled to severance payments and benefits upon termination of employment under certain circumstances.

Other Employee Benefits and Perquisites:
In order to provide competitive compensation and benefits to its executives, the Company provides the following benefits and perquisites:

•
Life and Disability Insurance. The Company provides each NEO the same group long-term disability and life insurance as the Company in its sole discretion may from time to time provide to its other officers and employees. As described below under “Executive Compensation - Employment Agreements,” the Company has entered into employment agreements with certain NEOs that require the Company to provide specified minimum levels of long-term disability insurance coverage. In addition, if the individual becomes disabled, the Company will provide short‑term disability benefits in the form of continued payment of his or her base salary for up to 90 days.

•
Deferred Compensation. The Company maintains for its executives a non-qualified deferred compensation plan, the World Acceptance Corporation 2005 Executive Deferral Plan. No NEOs currently participate in this plan, and the plan is unfunded. The plan permits participants in the Executive Incentive Plan to defer payment of all or a portion of any bonus earned under the Executive Incentive Plan. The plan does not provide for any Company contributions of any kind.

•
Defined Contribution Plan. NEOs are eligible to participate in the Company’s 401(k) retirement plan. The 401(k) plan permits eligible employees to defer up to 15% of their annual eligible compensation, subject to certain limitations imposed by the Code. Employee elective deferral contributions are immediately vested and non‑forfeitable. The Company makes a matching contribution equal to 50% of an employee’s elective deferral contributions not exceeding 6% of the employee’s annual eligible compensation. Matching contributions vest over a six-year period.

•	Company Car. The Company provides each NEO and each of its other officer-level employees the unrestricted use of a Company car at no expense to the officer.

•
Other. The Company makes available certain perquisites or fringe benefits to executive officers and other employees, such as professional society dues, club dues, food, and recreational fees incidental to official Company functions.

Tax Considerations
For tax years prior to January 1, 2018, Code Section 162(m) generally allowed the deduction of certain compensation paid to certain executives under the Code Section 162(m) qualified “performance-based compensation” exemption. For taxable years beginning January 1, 2018, the qualified “performance-based compensation” exemption is no longer available, except in limited situations that are eligible for transition relief. Going forward, the Company will therefore not be eligible to take a full deduction under Code Section 162(m) for qualified “performance-based compensation,” except in limited grandfathered situations. The Compensation and Stock Option Committee may modify compensation that was initially intended to be exempt from Code Section 162(m), to the extent permitted by applicable law and the relevant governing documents, as well as its mix of compensation elements if it determines that such modifications are consistent with the Company's business needs. However, historically, the total annual compensation of each of the Company’s executive officers, including the CEO, has been less than $1,000,000, so the effects of Code Section 162(m) have not been a significant consideration in determining the Company's executive compensation.
During our fiscal year 2018, all compensation paid to our NEOs was deductible by the Company for federal income tax purposes. For fiscal 2019, the Company believes that the majority of the compensation paid to Named Executive Officers will be deductible. However, assuming the Company’s stock price remains stable, a portion of the NEO compensation related to vesting of restricted stock and the possible exercise of non-qualified stock options may cause a portion of the executive compensation to be non-deductible for federal income tax purposes.
Compensation Policies and Risk Management
On an ongoing basis, the Compensation and Stock Option Committee monitors the Company’s executive compensation programs for potential risks as part of the overall risk oversight function of the Board of Directors. See above under “Corporate Governance-Board Risk Oversight” and “Corporate Governance-Committees of the Board -Compensation

and Stock Option Committee.” The Compensation and Stock Option Committee does not believe that the Company’s executive compensation programs encourage excessive or inappropriate risk taking.
Say-on-Pay
The Company provides its shareholders with the opportunity to cast an annual advisory vote, commonly known as a “say‑on‑pay” proposal, on the compensation of the executive officers named in the Summary Compensation Table of the annual proxy statement. At our 2017 annual meeting of shareholders, our NEO compensation was approved by over 94% of the votes cast. The Compensation and Stock Option Committee believes that this vote affirms that a majority of our shareholders support the Company’s approach to executive compensation, and accordingly the Compensation and Stock Option Committee did not make substantial changes to the structure of the Company’s executive compensation program in fiscal year 2018.
Anti-Hedging and Anti-Pledging Policies
The Company maintains an Insider Trading Policy. Pursuant to this policy, directors, officers and employees of the Company are generally prohibited from engaging in hedging activities, including through the use of financial instruments such as prepaid variable forwards, equity swamps, collars and exchange funds. Further, directors, officers, and other employees must obtain pre-clearance from the Company’s Chief Financial Officer before placing Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Pre-clearance generally will be granted when the director, officer, or employee demonstrates the ability to repay the obligation with assets other than the pledged Company securities.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation and Stock Option Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the review and discussion referred to above, the Compensation and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.
Compensation and Stock Option Committee
Ken R. Bramlett, Jr., Chairman
Scott J. Vassalluzzo
Charles D. Way

EXECUTIVE COMPENSATION
Employment Agreements
The Company has entered into employment agreements with John L. Calmes, Jr., our CFO, and D. Clinton Dyer, our Executive Vice President and Chief Branch Operations Officer. The Compensation and Stock Option Committee believes that the employment agreements are necessary to secure the services of these individuals on the terms and conditions stated in the agreements, and to provide management stability should there occur a significant corporate change in control event. As described in greater detail below, these agreements provide for the payment of severance benefits in the event of a change in control, but only if the executive is terminated without cause or constructively discharged within two years following the change in control, and for the payment of certain severance benefits even if no change in control has occurred in the event the executive’s employment is terminated without cause or for good reason. The Compensation and Stock Option Committee believes that the change in control severance triggers in these agreements strike an appropriate balance between Company and shareholder concerns about executive retention in the event of a change in control and the executives’ legitimate concerns regarding termination or diminution of duties in such an event.
Calmes Employment Agreement
On November 19, 2015, the Company entered into an employment agreement with Mr. Calmes. The employment agreement has an initial three-year term, after which it will automatically renew for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term. Under the employment agreement, Mr. Calmes is entitled to an annual base salary of not less than $225,000, subject to any increases approved by the Compensation and Stock Option Committee. His annual base salary may not be reduced. Under the employment agreement, Mr. Calmes is generally eligible to participate in the Company’s annual and long-term incentive compensation plans established by the Compensation and Stock Option Committee from time to time. The employment agreement requires the Company to provide long-term disability insurance that will provide disability benefits equal to 60% of Mr. Calmes’ base salary, and Mr. Calmes is entitled to participate in the Company’s Second Amended and Restated 2005 Supplemental Income Plan (described further above under “- Executive Compensation Program-Post-Employment Compensation”). Under the employment agreement, the Company provides Mr. Calmes with an automobile (including maintenance and insurance) at Company expense, and he is eligible to participate in other compensation and benefits programs and arrangements for which salaried employees of the Company are generally eligible.
The employment agreement provides for the following payments to Mr. Calmes in the event of termination of his employment:

•
If the Company terminates Mr. Calmes’ employment without cause or if Mr. Calmes terminates his employment for “good reason,” (a) he will receive payment for his accrued base salary, vacation pay, expenses, and annual bonus for the prior fiscal year, if such annual bonus has not already been paid, as well as any vested benefits due under any Company benefit plans or programs; (b) he will receive severance pay in an amount equal to twice his base salary in effect immediately prior to his termination; (c) his stock options and other incentive awards will vest and become exercisable in accordance with the terms of the applicable plans and award documents, provided that all purely time‑based-vesting awards will fully vest as of the termination date and no portion of any award subject to performance-based vesting will vest pursuant to the employment agreement; (d) he will receive a lump sum payment equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA coverage; and (e) he will receive a prorated annual incentive plan payment for the year in which his termination of employment occurs.

•
If the Company terminates Mr. Calmes’ employment for cause or he terminates his employment without good reason (including by giving notice that he will not extend the term of the employment agreement), he will only receive his accrued compensation through the termination date and any vested benefits due to him under Company plans or programs.

•
If Mr. Calmes’ employment is terminated by the Company without cause or by Mr. Calmes with good reason within two (2) years of a change in control of the Company (as defined in the employment agreement), the Company will make a lump sum payment to Mr. Calmes equal to the sum of (a) his accrued compensation prior to termination; (b) an amount equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA coverage; (c) a pro-rata annual incentive for the fiscal year in which the termination occurs; and (d) twice his highest base salary between the day before the change in control and the effective date of his termination. In addition, his stock options and other incentive awards will vest and become exercisable in accordance with the terms of the applicable plans and award documents.

•
If Mr. Calmes’ employment is terminated due to his disability, the Company will continue to pay his base salary in effect at the time of termination for a period of 24 months but only at such times as he is not receiving benefits under the disability insurance provided by the Company. In addition, he will be entitled to receive (a) all compensation accrued through the date of termination; (b) vested benefits due under the Company’s benefit plans; and (c) a prorated annual incentive plan payment.

•
If Mr. Calmes’ employment is terminated due to his death, the Company will be obligated to pay his estate (a) all compensation accrued through the date of termination; (b) any vested amounts due under the Company’s benefit plans; and (c) a prorated annual incentive plan payment.

Under the agreement, “cause” generally means Mr. Calmes’ (a) gross misconduct or gross neglect in respect of his duties for the Company; (b) conviction of (or plea of nolo contendere to) a felony or of a misdemeanor where active imprisonment is imposed; (c) knowing and intentional failure to comply with applicable laws with respect to the execution of the Company’s business operations; (d) falsification of Company records or engaging in theft, fraud, embezzlement, dishonesty or other conduct that has resulted or is likely to result in material damage to the Company’s or any of its affiliates’ business or reputation; (e) failure to comply with reasonable written directives of the Board, which is not remedied within thirty (30) days after receipt of written notice specifying such failure; (f) the willful and material violation of the Company’s policies, including its Code of Ethics; and (g) the willful failure to reasonably cooperate with any investigation authorized by the Board, which failure would reasonably be expected to have a material adverse effect on the Company.
Under the agreement, “good reason” generally means: (a) a material diminution in Mr. Calmes’ base salary; (b) a material diminution in his authority, duties or responsibilities; (c) a material diminution in the budget over which he retains authority; (d) requiring him to relocate his principal place of employment more than thirty-five (35) miles from the Company’s present headquarters; (e) a material breach of the agreement by the Company; or (f) the failure of the Company to renew the agreement.
Under the agreement, “change in control” generally means any of the following events:
(a) The consummation of (i) a merger, share exchange or similar transaction involving the Company or any subsidiary, but only if Company voting securities are issued or issuable; or (ii) the sale or other disposition of all or substantially all of the assets of the Company, unless, in either case, immediately after the transaction (A) the beneficial owners of the Company’s voting securities continue to own more than seventy percent (70%) of the voting power of the voting securities of the surviving company in substantially the same proportions as their ownership of the Company’s voting securities prior to the transaction; (B) no person (excluding any employee benefit plan sponsored by the surviving company or any company controlled by the surviving company) owns thirty-five percent (35%) or more of the combined voting power of the voting securities of the surviving company; and (C) at least a majority of the members of the board of directors of the surviving company are Incumbent Directors (as defined below);
(b) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a sale of the Company’s assets that does not constitute a change in control;

(c) if (i) any person acquires ownership of, or voting control over, twenty percent (20%) or more of the Company’s outstanding stock, in a single transaction or in a series of transactions occurring within a twelve-month period (an “Acquiring Person”); provided that no person may become an Acquiring Person on account of: (A) any acquisition of stock by the Company or any subsidiary; (B) any acquisition of stock by an underwriter temporarily holding such securities pursuant to a securities offering; (C) any acquisition of stock by any employee benefit plan sponsored by the Company or any subsidiary; and (D) any acquisition of stock related to a merger, share exchange or similar transaction that that does not otherwise constitute a change in control; and (ii) a majority of the members of the Board of Directors are or become individuals who are (A) the Acquiring Person; (B) affiliates of the Acquiring Person; and/or (C) individuals whose initial assumption of office as a director occurs as a result of (I) an actual or threatened election contest or solicitation of proxies by or on behalf of the Acquiring Person or (II) the recommendation or request of the Acquiring Person or any member of the Board who is an affiliate of the Acquiring Person; or
(d) During any period of twenty-four (24) consecutive months, individuals who were members of the Board of Directors at the beginning of such period (the “Incumbent Directors”) at any time during such period cease to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director during such period whose appointment, election or nomination was approved by a vote of at least a majority of the existing Incumbent Directors shall be considered as an Incumbent Director (excluding, however, any such individual who became a director as a result of an actual or threatened election contest or solicitation of proxies by or on behalf of a person other than the Board of Directors).
The employment agreement requires Mr. Calmes to execute a release of legal claims against the Company in order to receive any of the severance benefits provided by the employment agreement. The employment agreement also restricts Mr. Calmes from engaging in certain acts of competition with the Company and from soliciting the Company’s employees or inducing them to leave their employment with the Company during the term of the employment agreement and for a period of two years after the termination of his employment. He has also agreed to confidentiality and non-disparagement obligations that the Company believes are customary.
Dyer Employment Agreement
On September 1, 2016, the Company entered into an employment agreement with Mr. Dyer. The employment agreement has an initial three-year term, after which it will automatically renew for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term. Mr. Dyer’s employment agreement is substantially similar to Mr. Calmes’ employment agreement with respect to compensation and benefits except that Mr. Dyer’s base salary is initially $240,000.
Prashad Employment Agreement
It is anticipated that Mr. Prashad will enter into an employment agreement with the Company in the near future. In connection with his promotion to President and Chief Executive Officer, the base salary of Mr. Prashad was increased to $420,000. As previously disclosed, subject to the approval of the Company’s Board of Directors, (i) Mr. Prashad will be entitled to receive a grant of 8,000 shares of restricted stock, which will vest pro rata over three years; (ii) his bonus eligibility will be revised to be a minimum of 25%, threshold of 50%, target of 100% and a max of 150%; and (iii) he will become a participant in the Company’s 2005 Supplemental Income Plan.

Agreements with Former Executive Officers
Matricciani Separation Agreement
Prior to the termination of Ms. Matricciani’s employment as President and Chief Executive Officer of the Company effective January 22, 2018, the Company and Ms. Matricciani were party to a three-year employment agreement, effective November 19, 2015. Ms. Matricciani’s employment agreement was substantially similar to Mr. Calmes’ employment agreement with respect to compensation and benefits except with regards to (a) her base salary, which was initially set at $500,000, and (b) severance payments to be made in connection with her termination of employment following a change of control of the Company.
In connection with the termination of Ms. Matricciani’s employment, the Company and Ms. Matricciani entered into a separation agreement effective January 22, 2018. The Company and Ms. Matricciani agreed that her termination would be treated as a termination by the Company without cause (other than in connection with a change of control) for purposes under her employment agreement and related equity award agreements with the Company. Under the separation agreement, Ms. Matricciani is entitled to receive (a) a lump sum payment equal to $42,400 for accrued base salary and accrued vacation through the termination date; (b) a lump sum payment equal to $31,020 for 19 months of COBRA premiums; (c) $793,728 of vested accrued benefits under the Company’s 2005 Supplemental Income Plan; and (d) $1,596,650 in severance payments, representing two (2) times the sum of (i) Ms. Matricciani’s current base salary plus (ii) the average annual bonus paid to Ms. Matricciani during the period of her employment in respect of the three fiscal years prior to termination, payable in 24 equal monthly installments. In addition, certain equity awards that were previously granted to Ms. Matricciani vested and became exercisable in accordance with the terms of Ms. Matricciani’s employment agreement with the Company and the applicable plans and award agreements. Ms. Matricciani also was eligible to receive a pro rata bonus payment for the 2018 fiscal year, provided the Company met the corporate goals established by the Board. The separation agreement included customary waiver and release provisions in favor of the Company, as well as non-competition, confidentiality, and non-disparagement covenants. In addition, certain payments and benefits due to Ms. Matricciani under the separation agreement are subject to recovery by the Company upon the occurrence of certain specified events.
Services Agreement
In connection with the appointment of James H. Wanserski as interim President and Chief Executive Officer of the Company, the Company entered into a Services Agreement, effective January 22, 2018, with Mr. Wanserski and W&A. Under the terms of the Services Agreement, W&A received a monthly fee in the amount of $40,000, in addition to reimbursement from the Company for all reasonable out-of-pocket expenses, including costs of travel, temporary housing and lodging expenses, legal counsel, and any applicable sales or excise tax and other direct expenses. The Services Agreement had no specified term and was terminable by either party as of the end of any month upon at least ten (10) days prior written notice to the other party. The Services Agreement and Mr. Wanserski's service as interim President and Chief Executive Officer, was terminated effective June 27, 2018. Pursuant to the terms of the Services Agreement, W&A will receive the monthly fee described above through July 31, 2018. Mr. Wanserski has agreed to provide consulting services to the Company through July 31, 2018. Under the terms of the Services Agreement, the Company is also required to indemnify Mr. Wanserski and W&A to the fullest extent permitted by South Carolina law for losses arising out of or in connection with the engagement.

2018 Summary Compensation Table
The following table includes information concerning compensation for each of the three full fiscal years ended March 31, 2018, 2017 and 2016 for the Company’s named executive officers, or NEOs, including the current and former CEOs, the CFO, and the three other most highly compensated executive officers of the Company who were serving as such as of March 31, 2018.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
		(1)	(2)	(3)	(3)	(4)	(5)	(6)
Janet Lewis Matricciani (7)	2018	451,533	—	—	—	408,807	155,084	2,378,140	3,393,564
Former President and Chief Executive Officer	2017	515,000	—	751,100	—	325,000	128,815	31,656	1,751,571
	2016	436,667	400,000	404,100	—	100,000	153,543	23,879	1,518,189

James H. Wanserski (8)	2018	90,667	—	—	—	—	—	9,135	99,802
Former Interim President and Chief Executive Officer

John L. Calmes, Jr.	2018	251,550	—	—	—	251,434	46,662	26,777	576,423
Senior Vice President and Chief Financial Officer	2017	231,750	—	375,550	—	117,000	35,052	28,977	788,329
	2016	212,040	144,000	202,050	—	36,000	63,443	30,095	687,628

D. Clinton Dyer (7)	2018	249,000	—	486,743	—	246,159	50,989	19,808	1,052,699
Executive Vice President and Chief Branch Operations Officer	2017	223,333	—	375,550	—	120,000	92,266	59,051	870,200
	2016	189,395	42,667	101,025		88,000	94,301	20,138	535,526

R Chad Prashad (9)	2018	195,879	—	389,330	—	92,714	—	19,307	697,230
President and Chief Executive Officer (former Senior Vice President and Chief Strategy and Analytics Officer)

Jeff L. Tinney (10)	2018	191,223	—	233,856	—	125,696	20,384	9,531	580,690
Senior Vice President– Western Division	2017	190,286	—	188,161	—	66,650	31,976	9,124	486,197

(1)	See “Compensation Discussion and Analysis-Executive Compensation Program -Base Salary” above regarding base salary adjustments for fiscal year 2018.

(2)
Retention bonuses were paid in fiscal year 2016 to Ms. Matricciani, Mr. Calmes, and Mr. Dyer. One-third of these bonus amounts were paid on March 31, 2016 and the remaining two-thirds of these bonus amounts were paid on March 31, 2017.

(3)
The amounts in these columns reflect the aggregate grant date fair value determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2018.

(4)
This compensation was earned under the Company’s Executive Incentive Plan, as described further above under “Compensation Discussion and Analysis-Executive Compensation Program-Annual Cash Bonuses” and is generally based on the Company’s achievement of pre-established annual goals related to increases in earnings per share, growth in receivables, expense control and loan charge-off control. As described above, the Executive Incentive Plan provides discretion for the Compensation and Stock Option Committee to pay a minimum bonus under the plan in the event of unusual circumstances if a threshold performance measure is not achieved for a fiscal year, and the Compensation and Stock Option Committee elected to pay such a minimum bonus with respect to the earnings per share goal in fiscal year 2016 which is reported under the Bonus column. The amount shown for Ms. Matricciani represents the pro rata portion of her annual incentive award under the Company's Executive Incentive Plan based on her termination effective January 22, 2018. In regards to Mr. Tinney, the amount includes bonus paid for divisional performance.

(5)
These amounts consist of the increase in the present value of the accumulated benefit at retirement of the NEO’s benefit under the 2005 Company’s Supplemental Income Plan. As noted above, the Company maintains a nonqualified deferred compensation plan, but no NEOs are currently participating in the plan.

(6)
Amounts in this column represent perquisites or personal benefits provided to the NEOs by the Company. Components of All Other Compensation in fiscal year 2018 are further described in a separate table below.

(7)	Ms. Matricciani was terminated as CEO effective as of January 22, 2018.

(8)
Mr. Wanserski was appointed interim President and Chief Executive Officer effective as of January 22, 2018 and was terminated effective as of June 27, 2018. Mr. Wanserski was not a NEO during fiscal years 2017 or 2016. Mr. Wanserski was compensated through W&A, which was paid a monthly fee of $40,000 and reimbursed for reasonable out-of-pocket expenses, including costs of travel and temporary housing and lodging expenses. Mr. Wanserski did not participate in any of the Company's incentive or other compensation plans.

(9)	Mr. Prashad was not a NEO during fiscal years 2017 or 2016. Mr. Prashad was appointed as President and Chief Executive Officer of the Company effective June 27, 2018.

(10)	Mr. Tinney was not a NEO during fiscal year 2016.

Fiscal Year 2018 Components of All Other Compensation

Benefits and Perquisites	Matricciani	Wanserski	Calmes	Dyer	Prashad	Tinney
Severance payments (1)	2,345,772	—	—	—	—	—
Company auto (2)	18,105	—	15,610	13,190	13,986	1,445
Company contributions to 401(k) Plan	12,293	—	10,718	6,158	4,956	7,719
Term life insurance premiums	480	—	449	460	365	367
Club dues	1,490	—	—	—	—	—
Temporary housing and travel	—	9,135	—	—	—	—
Total	2,378,140	9,135	26,777	19,808	19,307	9,531

(1)
For Ms. Matricciani, amounts include the following severance amounts paid or accrued in connection with her termination of employment, effective January 22, 2018: (a) a lump sum payment equal to $31,020 for 19 months of COBRA premiums; (b) $1,596,650 in severance payments; (c) $678,609 representing the amount associated with the accelerated vesting of restricted stock awards; (d) $36,579 representing the value of her Company-owned car titled to her; and (e) $2,914 representing the value of a laptop computer, cell phone and iPad provided to her.

(2)	Includes the aggregate incremental cost for use of a Company-owned auto (i.e., the annual lease value, fuel, maintenance, taxes, and insurance related to usage).

2018 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to awards made under the Executive Incentive Plan and the 2008, 2011 and 2017 Plans for the fiscal year ended March 31, 2018 to each of the NEOs.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maxi-mum ($)	Threshold (#)	Target (#)	Maxi-mum (#)
Janet Lewis Matricciani		275,600	551,200	826,800	-	-	-	-	-	-	-

James H. Wanserski (4)		-	-	-	-	-	-	-	-	-	-

John L. Calmes, Jr.		102,960	205,920	308,880	-	-	-	-	-	-	-

D. Clinton Dyer	2/28/2018	100,800	201,600	302,400	-	-	-	4,527	-	-	476,693

R. Chad Prashad	2/28/2018	33,289	66,578	99,867	-	-	-	3,621	-	-	381,291

Jeff L. Tinney	2/28/2018	25,496	50,993	76,489	-	-	-	2,175	-	-	229,028

(1)	Awards represent the NEO’s cash bonus opportunity for fiscal 2018 under the Executive Incentive Plan. In regards to Mr. Tinney, these amounts exclude bonus for divisional performance.

(2)	These awards consist of restricted stock awards granted under the 2008 Plan.

(3)	The amounts in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

(4)
As former interim President and Chief Executive Officer, Mr. Wanserski did not receive any equity or other incentive grants under our incentive plans, including the Executive Incentive Plan and the 2008, 2011 and 2017 Plans.

The terms of the fiscal year 2018 awards under the Executive Incentive Plan and the 2008, 2011 and 2017 Stock Plans are described above under “Compensation Discussion and Analysis - Executive Compensation Program - Annual Cash Bonuses” and “Compensation Discussion and Analysis - Executive Compensation Program - Long-Term Incentive Compensation,” respectively.
Outstanding Equity Awards at Fiscal 2018 Year-End Table
The following table includes certain information with respect to the value at March 31, 2018 of all unexercised options and unvested restricted shares previously awarded to the NEOs.

Option Awards	Stock Awards

Name	Plan	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Janet Lewis Matricciani (2)	2011 Plan	15,000	—	(2)	92.89	2/4/24	—	—	—		—

James H. Wanserski (3)		—	—		—	—	—	—	—		—

John L. Calmes	2008 Plan	13,500	—		86.52	12/12/23	—	—	—		—
John L. Calmes	2008 Plan	—	—		—	—	—	4,870	512,811	(7)	—
John L. Calmes	2011 Plan	—	—		—	—	—	2,500	263,250	(8)	—

D. Clinton Dyer	2011 Plan	20,000	—		74.08	12/7/22	—	—	—		—
D. Clinton Dyer	2008 Plan	—	—		—	—	—	4,870	512,811	(7)	—
D. Clinton Dyer	2011 Plan	—	—		—	—	—	1,250	131,625	(8)	—
D. Clinton Dyer	2008 Plan	—	—		—	—	—	4,527	476,693	(9)	—

R. Chad Prashad	2011 Plan	1,800	1,200	(4)	79.57	6/2/2024	—	—	—		—
R. Chad Prashad	2011 Plan	600	400	(5)	76.51	11/24/24	—	—	—		—
R. Chad Prashad	2011 Plan	1,000	1,500	(6)	82.97	5/21/25	—	—	—		—
R. Chad Prashad	2008 Plan	—	—		—	—	—	1,960	206,388	(7)	—
R. Chad Prashad	2011 Plan	—	—		—	—	—	800	84,240	(8)	—
R. Chad Prashad	2008 Plan	—	—		—	—	—	3,621	381,291	(9)	—

Jeff L. Tinney	2005 Plan	5,400	—		43.04	11/8/20	—	—	—		—
Jeff L. Tinney	2011 Plan	20,000	—		74.08	12/7/22	—	—	—		—
Jeff L. Tinney	2008 Plan	—	—		—	—	—	2,440	256,932	(7)	—
Jeff L. Tinney	2011 Plan	—	—		—	—	—	1,250	131,625	(8)	—
Jeff L. Tinney	2008 Plan	—	—		—	—	—	2,175	229,028	(9)	—

(1)	These amounts are based on the market value of the Company’s common stock at the close of business on March 29, 2018, which was $105.30.

(2)	Pursuant to Ms. Matricciani’s Separation Agreement dated January 22, 2018, all of her outstanding unvested options and restricted stock awards vested on January 22, 2018, the date of her termination.

(3)
As former interim President and Chief Executive Officer, Mr. Wanserski was not granted any equity or other incentive grants under our incentive plans, including the Executive Incentive Plan and the 2008, 2011 and 2017 Plans.

(4)	Stock options vested one half on 6/2/18 and will vest one half on 6/2/19; 2011 Plan.

(5)	Stock options vest one half on 11/24/18 and 11/24/19; 2011 Plan.

(6)	Stock options vested one third on 5/21/18 and will vest one third on 5/21/19 and 5/21/20; 2011 Plan.

(7)	The restricted shares vest at a rate of 33% per year with the remaining vesting dates of 10/3/18 and 10/3/19; .

(8)	The restricted shares vest at a rate of 33% per year with the remaining vesting date of 10/1/18.

(9)	The restricted shares vest at a rate of 33% per year with the remaining vesting dates of 10/1/18, 10/1/19 and 10/1/20.
2018 Option Exercises and Stock Vested Table
The following table includes certain information regarding amounts realized by the NEOs on account of the exercise of stock options and the vesting of restricted stock during the fiscal year ended March 31, 2018.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Janet Lewis Matricciani	—		—	24,610	(1)	2,115,374
James H. Wanserski (2)	—		—	—		—
John L. Calmes, Jr.	—		—	4,935	(1)	410,085
D. Clinton Dyer	1,800	(3)	68,323	3,685	(1)	306,472
R. Chad Prashad	—		—	1,780	(1)	147,956
Jeff L. Tinney	—		—	2,470	(1)	205,251

(1)
These restricted stock awards vested on 10/1/2017 and 10/3/2017 and the closing price of the Company's common stock on these dates were $82.89 and $83.31. Pursuant to Ms. Matricciani’s Separation Agreement dated January 22, 2018, all of her outstanding unvested restricted stock awards vested on January 22, 2018, the date of her termination, and the closing price of the Company's common stock on this day was $87.87.

(2)
Former interim President and Chief Executive Officer, Mr. Wanserski was not granted any equity or other incentive grants under our incentive plans, including the Executive Incentive Plan, 2008 Plan, 2011 Plan, and 2017 Plan.

(3)
This option was exercised on 6/2/2017. The dollar amount realized upon exercise was determined by subtracting the exercise price from the market price of the Company's common stock on the date of exercise, which was $81.00.

Supplemental Executive Retirement Plan; 2018 Pension Benefits Table
The table below sets forth information regarding NEO benefits under the Company’s 2005 Supplemental Income Plan described above under “Compensation Discussion and Analysis - Executive Compensation Program ‑ Post‑Employment Compensation.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Present Value of Accumulated Benefit at Death ($) (2)	Payments During Last Fiscal Year ($)
Janet Lewis Matricciani (3)	2005 Supplemental Income Plan	4	507,163	2,409,026	—
James H. Wanserski (4)		—	—	—	—
John L. Calmes, Jr.	2005 Supplemental Income Plan	4	145,157	1,124,970	—
D. Clinton Dyer	2005 Supplemental Income Plan	15	458,904	1,101,369	—
R. Chad Prashad		—	—	—	—
Jeff L. Tinney	2005 Supplemental Income Plan	31	631,903	835,742	—

(1)	Based on the assumptions disclosed in Note 12 in the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended March 31, 2018.
(2) Present value of 2005 Supplemental Income Plan benefits payable at death was calculated as 45% of the executive’s base salary for 15 years assuming a 6% interest rate.

(3)	Pursuant to Ms. Matricciani's separation agreement, she is entitled to receive $793,728 of vested accrued benefits in accordance with the provisions of the Company’s 2005 Supplemental Income Plan.

(4)	As former interim President and Chief Executive Officer, Mr. Wanserski did not participate in the Company’s 2005 Supplemental Income Plan or any other pension benefit program.

Potential Payments upon Termination or Change in Control

Severance Benefits
As described above under “Executive Compensation-Employment Agreements,” Messrs. Calmes and Dyer are entitled to severance benefits if they are terminated without cause or constructively discharged. In addition, under the 2005 Supplemental Income Plan, all of our NEOs, other than Mr. Wanserski who did not participate in the 2005 Supplemental Income Plan, are entitled to benefits if they are terminated prior to death or retirement (other than for malfeasance, dishonesty or similar wrongdoing) as described above under “Compensation Discussion and Analysis-Executive Compensation Program-Post-Employment Compensation.” The following table provides estimates of the amounts payable to Messrs. Wanserski, Calmes, Dyer, Prashad and Tinney assuming each had been terminated without cause or constructively discharged on March 31, 2018. The amounts shown below for Ms. Matricciani represent the amounts actually paid in connection with her termination by the Company without cause (other than in connection with a change of control) on January 22, 2018. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses. The table also does not include any amounts payable under the Executive Incentive Plan for the NEOs listed below other than Ms. Matricciani because under that plan, a participant who terminates employment at or after the end of a fiscal year is entitled to the same amount that they would have received if they had not terminated employment.

Name	Salary Continuation ($)	Bonus Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	All Other Compensation	Total ($)
Janet Lewis Matricciani	1,102,400	494,250	31,020	1,295,204	39,493	2,962,367
James H. Wanserski (3)	—	—	—	—	—	—
John L. Calmes Jr.	514,800	—	8,595	776,061	—	1,299,456
D. Clinton Dyer	504,000	—	12,420	1,121,129	—	1,637,549
R. Chad Prashad	—	—	—	—	—	—
Jeff L. Tinney	—	—	—	—	—	—

(1)	The benefits continuation payment represents 18 months of COBRA premiums for Messrs. Calmes and Dyer. The benefits continuation payment represents 19 months of COBRA premiums for Ms. Matricciani.

(2)
Benefits from accelerated equity vesting represent the difference between the Company’s March 29, 2018 closing stock price ($105.30) and the option exercise price for any unvested options, plus the March 29, 2018 closing stock price ($105.30) for any unvested restricted stock shares. Ms. Matricciani’s outstanding restricted stock awards (14,740) were accelerated and vested in connection with her termination effective January 22, 2018.  For Ms. Matricciani, this amount reflects the January 22, 2018 closing stock price ($87.87) times the 14,740 shares of restricted stock that were vested effective January 22, 2018. No amount is included for the accelerated and vested options as the option exercise price ($92.89) was greater than the Company's closing stock price ($87.87) on January 22, 2018.

(3)	As former interim President and Chief Executive Officer, Mr. Wanserski was not entitled to severance benefits.

Death Benefits
Certain benefits become due upon the death of a NEO, primarily life insurance benefits, benefits under the Company’s 2005 Supplemental Income Plan and vesting of stock awards. The following table shows the death benefits that would have been due in the event that the respective NEO had died on March 31, 2018. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses. In addition, the table does not include any amounts payable under the Executive Incentive Plan because under that plan, a participant who dies at or after the end of a fiscal year is entitled to the same amount that they would have received if he or she had not died.

Name	Life insurance proceeds ($) (1)	Present Value of SERP benefits ($) (2)	Benefits from Accelerated Equity Vesting ($) (3)	Benefits from Equity Vesting as if the participant was still employed ($) (4)	Total ($)
Janet Lewis Matricciani (5)	—	—	—	—	—
James H. Wanserski (6)	—	—	—	—	—
John L. Calmes, Jr.	500,000	1,124,970	776,061	776,061	3,177,092
D. Clinton Dyer	500,000	1,101,369	1,121,129	1,121,129	3,843,627
R. Chad Prashad	500,000	—	747,806	747,806	1,995,612
Jeff L. Tinney	382,446	835,742	617,585	617,585	2,453,358

(1)	Life insurance proceeds represent two times the participant’s base pay, not to exceed $500,000.

(2)	Present value of Supplemental Income Plan benefits payable at death was calculated as 45% of the executive’s base salary for 15 years, assuming a 6% interest rate.

(3)
Benefits from accelerated equity vesting represent the difference between the Company’s March 29, 2018 closing stock price ($105.30) and the option exercise price for any unvested stock options, plus the March 29, 2018 closing stock price ($105.30) for any unvested restricted stock shares.

(4)
Benefits from equity vesting as if the participant was still employed, amount represents the difference between the Company’s March 29, 2018 closing stock price ($105.30) and the option exercise price for any unvested stock options, plus the March 29, 2018 closing stock price ($105.30) for any unvested restricted stock shares.

(5)
Ms. Matricciani was terminated by the Company without cause (other than in connection with a change of control) on January 22, 2018. Please see “- Severance Benefits” above for information regarding payments made by the Company in connection with her termination.

(6)	As former interim President and Chief Executive Officer, Mr. Wanserski was not entitled to death benefits.

Disability Benefits
In the event that an NEO suffers a disability, the Company will continue to pay the NEO his or her salary for a period of 90 days. After 90 days, the Company may terminate his or her employment, at which time the NEO would be eligible for long-term disability benefits. In addition, an NEO terminating employment due to disability is eligible for benefits under the 2005 Supplemental Income Plan. The following table sets forth the amounts that would have been payable to our NEOs had they terminated employment due to disability on March 31, 2018. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses. In addition, the table does not include any amounts payable under the Executive Incentive Plan because under that plan, a participant who terminates employment (including due to disability) at or after the end of a fiscal year is entitled to same amount that he would have received if they had not terminated employment.

Name	90 day continuation pay ($) (1)	Long-term disability pay ($) (2)	Present value of SERP benefits ($) (3)	Total ($)
Janet Lewis Matricciani (4)	—	—	—	—
James H. Wanserski (5)	—	—	—	—
John L. Calmes, Jr.	64,350	2,040,235	233,283	2,337,868
D. Clinton Dyer	63,000	1,734,252	343,412	2,140,664
R. Chad Prashad	64,350	2,070,448	—	2,134,798
Jeff L. Tinney	47,806	780,384	494,675	1,322,865
(1)    Represents three months of the NEO’s current base salary.

(2)
Long-term disability pay was calculated as the present value of 60% of the executive’s base pay from March 31, 2018 until the executive reaches age 65. The present value calculation assumes a 6% interest rate.

(3)
SERP benefits in the event of an NEO’s disability are calculated as the present value of 45% of the executive’s base pay, at the time the executive was disabled, for 15 years when the executive’s employment terminates due to disability. The present value calculation assumes an interest rate of 6%.

(4)
Ms. Matricciani was terminated by the Company without cause (other than in connection with a change of control) on January 22, 2018. Please see “- Severance Benefits” above for information regarding payments made by the Company in connection with her termination.

(5)     As former interim President and Chief Executive Officer, Mr. Wanserski was not entitled to disability benefits.

Change in Control Benefits
Named Executive Officers with employment agreements are entitled to certain benefits if they are terminated in connection with a change in control as described above under “Compensation Discussion and Analysis - Employment Agreements.” In addition, under the terms of the outstanding stock option and restricted stock awards held by NEOs, those awards will fully vest upon a change in control, regardless of whether an NEO’s employment is terminated. The definition of change in control under the terms of the outstanding restricted stock awards held by NEOs is the same as the definition used in Mr. Calmes’ employment agreement. The definition of change in control for stock options awarded under the 2011 Plan is substantially similar, except that (a) in the case of a merger or asset sale, the exclusion for certain transactions requires that no person own more than 30% (rather than 35%) of the surviving entity; and (b) the change in control event relating to acquisition of stock requires acquisition of 30% or more of the Company’s outstanding stock

(rather than 20%) but does not require that a majority of the Board of Directors be controlled by the acquiring person or its affiliates. Under the 2008 Plan, change in control is generally defined as any of the following:

(i)	acquisition by a person of ownership of, or voting control over, twenty-five percent (25%) or more of the Company’s outstanding stock;

(ii)
shareholder approval of (a) a definitive agreement to merge the Company with another company in which the Company is not the surviving company or pursuant to which any shares of stock of the Company would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Company in which the shareholders of the Company continue to own at least seventy-five percent (75%) of the stock or voting securities of the surviving company, in, the same proportions as they owned Company stock; (b) a definitive agreement to sell or otherwise dispose of all or substantially all the assets of the Company; or (c) a plan of complete liquidation or winding up of the Company;

(iii)
a change in a majority of the Board of Directors within a 12-month period unless the nomination of each new director was approved by the vote of two-thirds of the members of the Board of Directors (or board nominating committee, if any) then still in office who were in office at the beginning of the 12-month period; or

(iv)	any other event which the Board of Directors determines should constitute a change in control.

The table below shows the benefits that would have been due to the NEOs had their employment been terminated in connection with a change in control as of March 31, 2018. The table does not include any amounts payable under the Executive Incentive Plan because under that plan, a participant who terminates employment at or after the end of a fiscal year is entitled to the same amount that he or she would have received if he or she had not terminated employment. In addition, the table does not include any awards under the 2017 Plan as no equity awards have been granted under that plan.

Name	Salary Continuation ($)	Bonus Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	Total ($)
Janet Lewis Matricciani (3)	—	—	—	—	—
James H. Wanserski (4)	—	—	—	—	—
John L. Calmes Jr.	514,800	—	8,595	776,061	1,299,456
D. Clinton Dyer	504,000	—	12,420	1,121,129	1,637,549
R. Chad Prashad	—	—	—	747,806	747,806
Jeff L. Tinney	—	—	—	617,585	617,585

(1)	The benefits continuation payment represents 18 months of COBRA premiums, based on current insurance premiums.

(2)
Benefits from accelerated equity vesting represents the difference between the Company’s March 29, 2018 closing stock price ($105.30) and the option exercise price for any unvested options, plus the March 29, 2018 closing stock price ($105.30) for any unvested restricted stock shares.

(3)
Ms. Matricciani was terminated by the Company without cause (other than in connection with a change of control) on January 22, 2018. Please see “- Severance Benefits” above for information regarding payments made by the Company in connection with her termination.

(4)     As former interim President and Chief Executive Officer, Mr. Wanserski was not entitled to change in control benefits.
Performance-Based Awards
The Company grants both cash- and equity-based awards in recognition of performance.  The Company issues cash-based awards to its executive officers upon achievement of certain company and/or division performance goals established under the Company’s Executive Incentive Plan.  Performance-based cash awards for fiscal year 2018 are discussed above under “Compensation Discussion and Analysis - Annual Cash Bonuses - Fiscal Year 2018 Executive

Incentive Plan Awards.”  Performance-based equity awards may also be granted under the Company’s 2017, 2011 and 2008 Plans and, when granted, historically have vested over four- or five-year performance periods.  All equity awards granted since 2014 have provided for service‑based vesting.  In March 2016, certain outstanding restricted stock awards granted to key executives that provided for vesting based on the achievement of certain earnings per share targets with the final performance measurement date of March 31, 2017 were amended to reflect the significant contributions made by the recipients to the Company in a challenging regulatory environment when none of the earnings targets had been achieved and it was not clear whether they would be achieved by March 31, 2017.  Pursuant to the amendments, one quarter of the shares subject to the awards vested and the remaining shares were forfeited.  Additionally, the award recipients agreed not to sell any of the vested shares prior to March 31, 2019.

Performance-Based Awards Table

Non-vested at March 31, 2015	433,750
Granted	—
Vested or Earned	133,580
Forfeited	274,170
Non-vested at March 31, 2016	26,000
Granted	—
Vested or Earned	—
Forfeited	26,000
Non-vested at March 31, 2017	—
Granted	—
Vested or Earned	—
Forfeited	—
Non-vested at March 31, 2018	—
2018 Pay Ratio
Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and Chief Executive Officer.

For fiscal 2018:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $27,792; and

•	the annual total compensation of our CEO was $535,700.

Based on the above information, for fiscal year 2018, the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO was 19 to 1.

SEC rules for identifying the median employee and calculating the annual total compensation of the median employee and CEO permit companies to apply various methodologies and assumptions. Consequently, our pay ratio reported above may not be comparable to the pay ratio reported by other companies.

Pay Ratio Calculation

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of our median employees and our CEO, we took the following steps. First, we selected March 31, 2018 as the date on which we would identify the “median employee” of our Company. This date was selected because it is the last day of our fiscal year and would provide a fair representation of our employee population. We determined that, as of March 31, 2018, our employee population consisted of approximately 4,533 individuals, with 3,419 located in the United States and 1,114 located in Mexico. This population consisted of our full-time, part-time and temporary employees. Next, to identify the “median employee” from our employee population, we compared total gross compensation from our payroll records for the twelve month period ending on March 31, 2018. We did not make any cost of living adjustments for our Mexico employees.

Once we identified our median employee, we calculated such employee’s compensation for fiscal year 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

With respect to the annual total compensation of our CEO, we annualized the total compensation of our CEO serving on March 31, 2018, as such total compensation is reported in the "2018 Summary Compensation Table," due to the fact that our former interim CEO serving on that date had only been employed as of March 31, 2018 for approximately three months of fiscal year 2018.

DIRECTOR COMPENSATION
The following table summarizes the compensation the Company paid to non-employee members of the Board of Directors for the fiscal year ended March 31, 2018:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)
K. R. Bramlett	50,000	—	—	—	—	—	50,000
J. R. Gilreath (3)	40,000	—	—	—	—	—	40,000
S. Vassalluzzo (4)	40,000	—	—	—	—	—	40,000
C. D. Way	55,000	—	—	—	—	—	55,000
D. Whitaker	40,000	—	—	—	—	—	40,000

(1)
For fiscal year 2018, each non-employee director was paid a $10,000 quarterly retainer, except the Chairman of the Audit and Compliance Committee and the Chairman of the Compensation and Stock Option Committee, who received quarterly retainers of $13,750 and $12,500, respectively. No additional fees were paid for attendance at meetings.

(2)
The Company offers a deferred fee plan for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan is non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on the Company’s stock price performance over time. During fiscal 2018, none of the directors elected to defer any fees under this plan.

(3)	Mr. Gilreath resigned from the Board in May 2018.

(4)	Mr. Vassalluzzo does not receive any equity compensation for his service as a member of our Board of Directors.

The Company pays its non-employee directors quarterly retainer fees. No additional fees are currently paid for meeting attendance. For the year ended March 31, 2018, non-employee directors received a $10,000 quarterly retainer fee, except for the Chairmen of the Audit and Compliance Committee and the Compensation and Stock Option Committee, who received quarterly retainers of $13,750 and $12,500, respectively. Non-employee directors are also eligible to receive grants of non-qualified stock options and/or restricted stock under the Company’s 2008 and 2011 Plans and/or various equity award grants of under the Company’s 2017 Plan. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

The table below sets forth information with respect to the value at March 31, 2018 of all unexercised options and shares of unvested restricted stock held by non-employee directors.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
K. R. Bramlett	5,000	—	—	74.08	12/7/22	—	—	—	—
K. R. Bramlett	—	—	—	—	—	1,920	202,176	—	—

J. R. Gilreath (1)	5,000	—	—	74.08	12/7/22	—	—	—	—
J. R. Gilreath (1)						1,920	202,176

S. Vassalluzzo (2)	—	—	—	—	—	—	—	—	—
S. Vassalluzzo (2)	—	—	—	—	—	—	—	—	—

C. D. Way	5,000	—	—	74.08	12/7/22	—	—	–	–
C. D. Way	—	—	—	—	—	1,920	202,176	—	—

D. Whitaker	5,000	—	—	74.08	12/7/22	—	—	—	—
D. Whitaker	—	—	—	—	—	1,920	202,176	—	—

(1)	Mr. Gilreath resigned from the Board in May 2018. The information provided is based on information made available to us.

(2)	Mr. Vassalluzzo does not receive any equity compensation for his service as a member of our Board of Directors.

PROPOSAL 2 - APPROVAL, ON AN ADVISORY
BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking shareholders to vote, on an advisory (non-binding) basis, to approve the compensation of our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive compensation program.
The Company’s compensation policies and programs are designed to attract and retain experienced and highly-qualified executives critical to our long-term success and to reward performance that is aligned with shareholder interests. The Board believes that our compensation policies and programs achieve those objectives. We encourage you to closely review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement for more information on our Named Executive Officers’ compensation.
Compensation Highlights
The following highlights of our executive compensation program in fiscal 2018 exemplify our long-standing commitment to sound compensation practices:

•
Variable incentives are payable to NEOs as annual cash bonuses to encourage the achievement of various pre-determined performance metrics, business growth opportunities, management goals and profitability of business units, all of which focus our NEOs on performance goals intended to enhance shareholder value.

•
Awards of long-term equity incentives, in the form of performance-based stock awards, stock options, restricted stock awards and restricted stock units, directly align the interests of our NEOs with those of shareholders.

•
Linking the personal financial interests of our NEOs to the Company’s long-term performance discourages excessive risk-taking and encourages behavior that supports sustainable shareholder value creation.

We seek to engage in responsible compensation and governance practices that incorporate industry best standards and promote the interest of our shareholders. These practices include:

•	Utilizing a mix of short-term and long-term incentives to align NEOs’ interests with that of shareholders.

•
Maintaining an independent compensation committee that complies with SEC and NASDAQ public company independence requirements, meets Section 162(m) “outside director” (to the extent required by applicable law) and Rule 16b-3 “non-employee director” requirements (to the extent required by applicable law and rules) and includes individuals with public company compensation committee experience.

The Board recommends that our shareholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure requirements of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion provided in this Proxy Statement, is hereby approved.”
Although this “say-on-pay” vote is advisory and, therefore, will not be binding on the Company, the Compensation and Stock Option Committee and the Board value the opinions of the Company’s shareholders. Accordingly, to the extent that there is a significant vote against the compensation of the Named Executive Officers, the Board will consider the shareholders’ concerns, and the Compensation and Stock Option Committee and the Board will evaluate what actions may be necessary or appropriate to address those concerns.

Required Vote and Recommendation
The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the “say-on-pay” resolution supporting the compensation of our Named Executive Officers. You may vote “for” or “against” or “abstain” from voting with respect to this proposal. Abstentions and “broker non-votes,” if any, will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - AMEND BYLAWS TO REVISE THE
NUMBER OF DIRECTORS

Article III, Section 2 of the Bylaws currently provides that the number of directors on the Board shall be not less than five (5) nor more than fifteen (15). This number may only be changed by an amendment to Article III, Section 2 of the Bylaws, adopted by the vote or written consent of the Company’s shareholders.
Title 33, Chapter 8 of the South Carolina of Laws provides that the number of directors should consist of one or more individuals with the number specified in or fixed in accordance with the articles of incorporation or bylaws of a corporation. Our Board has approved, and recommends that our shareholders approve, an amendment to Article III, Section 2 to provide that the number of directors shall be fixed from time to time by a resolution of a majority of the directors or by a resolution of shareholders at any meeting, which number shall not be less than three (3). Additionally, our Board has approved, and recommends that our shareholders approve, a corresponding amendment to Article VIII, Section 9.
The proposed amendments to the Company’s Bylaws to implement this proposal is set forth below, showing the changes to Article III, Section 2 and Article VIII, Section 9 resulting from the proposed amendment with deletions indicated by strike-outs and additions indicated by both italicizing and underlining:
“Article III, Section 2. Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be ~~not less than five (5) nor more than fifteen (15). The~~ the number ~~of directors shall be~~ fixed from time to time by ~~a~~ resolution of ~~the~~ a majority of the ~~board of~~ directors or by a resolution of the shareholders at any meeting~~; but in~~, which number shall not be less than three. In the absences of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of the shareholders, unless the number is changed prior to such meeting in the manner set forth above. Each director shall hold office from the time of his or her election and qualification until the annual meeting of shareholders next succeeding his or her election and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be residents of the state of South Carolina or shareholders of the corporation.”
“Article VIII, Section 9. Amendments. Except as otherwise provided herein or by applicable law, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except as in accordance with the corporation’s articles of incorporation or as required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its committees; (3) ~~increasing or~~ decreasing the number of directors ~~beyond~~ below the ~~range~~ minimum set forth in Article III, Section 2 hereof; or (4) classifying and staggering the election of directors.

No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.”

This amendment will provide the Board with greater flexibility and discretion to meet future needs, including lowering the risk of having unfilled vacancies while allowing the board flexibility to recruit additional qualified directors to serve on the Board. If the shareholders vote to approve this proposal, the Company shall adopt an Eighth Amended and Restated Bylaws (the “New Bylaws”), effective as of the passage of this Proposal 3. The foregoing summary of the amendment is qualified in its entirety by reference to the full text of Article III, Section 2 and Article VIII, section 9 of the New Bylaws, a copy of which is attached hereto as Appendix A. Shareholders are urged to read carefully the full text of Article III, Section 2 and Article VIII, Section 9 of the New Bylaws.

Required Vote and Recommendation
Approval of the amendment to our Bylaws to amend the number of directors requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. You may vote “for” or “against” or “abstain” from voting with respect to this proposal. Abstentions and “broker non-votes,” if any, are not counted as votes cast and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE COMPANY’S BYLAWS TO REVISE THE NUMBER OF DIRECTORS.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit and Compliance Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit and Compliance Committee engages in an annual evaluation of the independent public accounting firm’s qualifications and also considers the advisability and potential impact of selecting a different independent registered public accounting firm.
After assessing the performance and independence of the Company’s independent registered public accounting firm for fiscal years 2017 and 2018, RSM US LLP, the Audit and Compliance Committee believes that retaining RSM US LLP is in the best interests of our Company and has therefore appointed RSM US LLP as our independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2019 fiscal year.
Although it is not required to do so, our Board is asking shareholders to ratify RSM US LLP’s appointment as a matter of good corporate governance. If our shareholders do not ratify the appointment, the Audit and Compliance Committee will consider changing our independent registered public accounting firm for the 2019 fiscal year, but it is not required to do so. Whether or not shareholders ratify RSM US LLP’s appointment, the Audit and Compliance Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.
RSM US LLP has advised our Audit and Compliance Committee that the firm did not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries during the Company’s most recent fiscal year. We expect representatives of RSM US LLP to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and we expect them to be available to respond to appropriate questions.
Audit Fees

The table below and the accompanying footnotes set forth the fees paid by the Company to RSM US LLP, for our last two fiscal years:

Description	Fiscal 2018	Fiscal 2017
Audit fees (1)	$948,992	$789,000
Audit-related fees (2)	22,050	26,000
Tax fees	—	—
All other fees	—	—
Total fees for all services	$971,042	$815,000

(1)
Audit fees consisted of fees paid for assurance and related services related to the performance of the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services normally provided in connection with our statutory and regulatory filings.

(2)	Audit-related fees consisted of fees paid for services related to the performance of the audit of our employee benefit plan.

Our Audit and Compliance Committee pre-approves all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm.  Our Audit and Compliance Committee annually pre-approves a list of services that the independent registered public accounting firm may provide, which consists of audit services, audit-related services, tax services and all other services. If the Company requests, or the independent registered public accounting firm suggests, additional services during the year, these services may be undertaken only after review and approval by the Audit and Compliance Committee Chairman, who then reports on such services to the full Audit and Compliance Committee at its next regularly scheduled meeting after approval by the Chairman. No audit or non-audit services were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S‑X.
Required Vote and Recommendation
Approval of the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year requires the affirmative vote of a majority of the shares of common stock voted on the proposal. You may vote “for” or “against” or “abstain” from voting with respect to this proposal. Abstentions, if any, are not counted as votes cast and will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
The Audit and Compliance Committee is composed of three directors, Charles D. Way (Chairman), Ken R. Bramlett, Jr. and Darrell E. Whitaker, each of whom is independent within the meaning of both applicable NASDAQ rules and the standards of independence for audit committee members under the Exchange Act. The Board has also determined that each current committee member is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.  The Audit and Compliance Committee operates under a written charter approved by the Board.
The Company’s management is responsible for the Company’s financial reporting process, including the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the Company’s system of internal controls, including establishing and maintaining adequate internal control over financial reporting.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of those financial statements and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit and Compliance Committee is to assist the Board in fulfilling its oversight responsibilities by monitoring these processes. The Audit and Compliance Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  The Audit and Compliance Committee’s oversight of these processes and considerations and discussions with management and with the Company’s independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company has maintained effective internal control over financial reporting.
The Audit and Compliance Committee met with our management and our independent registered public accounting firm, RSM US LLP, to review and discuss the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2018.  The Audit and Compliance Committee also discussed with RSM US LLP the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit and Compliance Committee received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit and Compliance Committee concerning independence, and the committee discussed with RSM US LLP that firm’s independence.  In particular, the Audit and Compliance Committee considered whether the provision of non-audit services described above is compatible with maintaining the independence of the accountants.
Based upon the Audit and Compliance Committee’s review and discussions described above, the Audit and Compliance Committee recommended that the Board include the audited consolidated financial statements for the fiscal year ended March 31, 2018 in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, for filing with the Securities and Exchange Commission.
Audit and Compliance Committee
Charles D. Way, Chairman
Ken R. Bramlett, Jr.
Darrell E. Whitaker

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Under certain conditions, shareholders may request that we include a proposal or director nomination at a forthcoming meeting of our shareholders in the proxy materials of the Company for such meeting. Under SEC Rule 14a-8, any shareholder desiring to present a proposal to take action at the 2019 annual meeting of shareholders and include such proposal in our proxy materials must ensure that we receive the proposal by March __, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In order for a shareholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2019 annual meeting of shareholders (but not included in our proxy statement) the proposal must be received by the Company’s Corporate Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Consequently, any shareholder proposal to be submitted at the 2019 annual meeting of shareholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Corporate Secretary not earlier than the close of business on April 26, 2019 and not later than the close of business on May 26, 2019.

The shareholder notice, with respect to all shareholder proposals, must comply in all respects with the information required by Article II, Section 2 of the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request to: World Acceptance Corporation, P.O. Box 6429, Greenville, South Carolina 29606, Attention: Corporate Secretary.

It is presently anticipated that the Company’s 2019 annual meeting of shareholders will be held in August 2019. However, if the date of the 2019 annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2019 annual meeting of shareholders and the new dates by which shareholder proposals submitted pursuant to and outside of SEC Rule 14a-8 must be received by the Company.

OTHER MATTERS
The Board and the Company’s officers are not aware of any other matters that may be presented for action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that shares of common stock represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

Appendix A

EIGHTH AMENDED AND RESTATED BYLAWS
OF WORLD ACCEPTANCE CORPORATION
(Revised as of August 24, 2018)

Article I.
OFFICES
Section 1.Principal Office . The principal office of the corporation shall be located at 108 Frederick Street, Greenville, South Carolina, or at such other location as may from time to time be approved by the corporation’s Board of Directors.
Section 2.Registered Office. The registered office of the corporation required by law to be maintained in the State of South Carolina may be, but need not be, identical with the principal office.
Section 3.Other Offices. The corporation may have offices at such other places, either within or without the State of South Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

Article II.
MEETINGS OF SHAREHOLDERS
Section 1.Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of South Carolina, as shall be designated by the Board of Directors.
Section 2.Annual Meetings. The annual meeting of shareholders for the election of directors and the transaction of other business shall be held in August of each year on any day (except a Saturday, Sunday or legal holiday) in that month as determined by the Board of Directors, or on such other date as the Board of Directors may from time to time otherwise determine. No business (including nominations) shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 5 of this Article II, (b) otherwise brought before the meeting by or at the direction of the Board, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2.
For nominations or other business to be brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder of record must have timely given written notice thereof to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at, the principal office of the corporation by the close of business no less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. For purposes of this Article II, the term “close of business” means 5:00 p.m. local time at the principal office of the corporation on any calendar day, whether or not the day is a business day.
Such shareholder notice shall set forth:
(A) as to each person proposed to be nominated for election or reelection as a director by the shareholder(s), all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to serving as a director if elected; provided that, in addition to the information required in the notice pursuant to this Section 2, the corporation may require such other information as may reasonably be required by the corporation to determine the proposed nominee’s eligibility to qualify and serve as a director of the corporation, including information relevant to a determination as to whether such proposed nominee can be considered an independent director of the corporation;
(B) as to any other business proposed to be brought before the meeting by the shareholder(s), a brief description of such business (including the text of any resolutions and any amendment to any corporation document proposed for consideration), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder(s) and the beneficial owner(s), if any, on whose behalf the proposal is made, and a description of all agreements, arrangements, and understandings between such shareholder(s) and beneficial owners(s), if any, and any other person or persons (including their names) in connection with the proposal of such business by the shareholder(s); and
(C) as to the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the proposed nomination or proposal of other business is made (each, a “party”):
(i) the name and address of such party,
(ii) the number of shares of the corporation’s common stock that are held of record or are beneficially owned by such party and, if any such party is an entity, by each director, executive officer, managing member, general partner, or control person of such entity (any such person, a “control person”),
(iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party and each control person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the corporation,
(iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the corporation,
(v) any short interest or other borrowing arrangement in any security of the corporation held by each such party (for purposes of this clause (C)(v), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),
(vi) a representation by each such shareholder that such shareholder is a holder of record of common stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such proposed nomination or proposal of other business before the meeting,
(vii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation), and
(viii)    a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the party to be sufficient to elect the persons proposed to be nominated by the shareholder(s) of record.
In the event that any information or communication required under clauses (C)(ii) through (C)(v) of this Section 2 is not, when provided, or thereafter ceases to be true, correct, and complete, such party shall notify the Secretary and disclose such information that is required to make such information or communication true, correct, and complete as of the record date and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such notification shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation not later than five (5) business days after the record date (in the case of a notification required to be made as of the record date) and not later than five (5) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable or, if not practicable, on the first practicable date prior to the date for the meeting or any adjournment or postponement thereof (in the case of a notification required to be as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
If a shareholder does not appear at, or send a qualified representative to, an annual meeting to present the matter(s) (including nominations) proposed to be voted on at the meeting, the corporation need not present the matter(s) at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding anything in these bylaws to the contrary, no business (including nominations) shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2 of this Article II. Clause (c) of this Section 2 shall be the exclusive means for a shareholder to make director nominations or to propose other business (other than a proposal included in the corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act). A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a shareholder of record in accordance with the procedure in this Section 2 of this Article II; or (ii) the person is nominated by or at the direction of the Board of Directors. If the Board or the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these bylaws, the chairman of the meeting shall have the power to so declare at the meeting and, to the extent permitted by law, to declare that any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.
Section 3.Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.
Section 4.Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer or by resolution of the Board of Directors of the corporation, and shall be called by the Secretary upon the valid written request of one or more shareholders holding shares of record of the corporation’s common stock representing in the aggregate at least ten (10) percent (the “Requisite Percentage”) of the then outstanding shares of the corporation’s common stock entitled to vote on the matter(s) proposed to be voted on at such meeting (each, a “Requesting Shareholder”). Such special meeting shall be held at such time and at such place within or without the State of South Carolina as may be fixed by the Chief Executive Officer, in the case of meetings called by the Chief Executive Officer, or by resolution of the Board, in the case of meetings called by the Board; and any meeting called at the valid request of the Requesting Shareholder(s) pursuant to this Section 4 shall be held at such date, time, and place as may be fixed by the Board, provided that the date of such special meeting shall not be more than ninety (90) days after the receipt by the Secretary of such request. To be valid, the request or requests must (i) be written, (ii) be delivered to the Secretary at the corporation’s principal executive office (the date on which the Secretary receives the request is the “Delivery Date”), (iii) include the specific purpose(s) of the special meeting of shareholders and the specific matter(s) proposed to be voted on at the special meeting, (iv) include the information required by Section 2 of Article II of these bylaws, (v) include documentary evidence that the Requesting Shareholder(s) own the Requisite Percentage on the Delivery Date, (vi) include a certification that each such Requesting Shareholder will continue to hold at least the number of shares of common stock set forth in the request with respect to each such Requesting Shareholder through the date of the special meeting, and (vii) be signed and dated by the Requesting Shareholder(s) or a duly authorized agent of such Requesting Shareholder(s). If the Requesting Shareholder(s) are not holders of record of the shares representing the Requisite Percentage, then the documentary evidence required by clause (v) of this Section 4 must also include proof that the beneficial owners on whose behalf the request(s) are made beneficially own the Requisite Percentage on the Delivery Date in order for the request to be valid.
Any Requesting Shareholder who submitted a written request for a special meeting of shareholders may revoke that written request at any time by delivering a written revocation to the Secretary at the corporation’s principal executive office. The failure of any Requesting Shareholder to appear at the special meeting of shareholders or to send a qualified representative to the special meeting of shareholders to present such matter(s) to be voted on at the special meeting of shareholders shall also constitute a revocation of such request. If there is more than one Requesting Shareholder and the revocation or deemed revocation by one or more Requesting Shareholders causes the remaining Requesting

Shareholders to hold in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Shareholder(s) appears or sends a qualified representative to the special meeting, the corporation need not present the matter(s) requested by the Requesting Shareholder(s) at the special meeting.
The corporation is not required to call a special meeting of shareholders pursuant to this Section 4 with respect to any matter if (A) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (B) an identical or substantially similar matter was included on the agenda of any annual or special meeting of shareholders held within one hundred twenty (120) days prior to the Delivery Date or will be included on the agenda at an annual or special meeting to be held within ninety (90) days after the Delivery Date (and for purposes of this clause (B), the nomination, election or removal of directors, changing the size of the Board of Directors, and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors shall be considered an identical or substantially similar matter with respect to all matters involving nomination, election or removal of directors, changing the size of the Board of Directors, and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (C) the purpose of the special meeting of shareholders is unlawful, or (D) the written request for a special meeting of shareholders itself, including the item(s) of business proposed, violated applicable law(s) or failed to comply with this Section 4.
In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 4. The business conducted at the special meeting of shareholders called in accordance with this Section 4 shall be limited to the business set forth in the notice of the special meeting; provided, however, that the Board of Directors may submit additional matters to the shareholders at the meeting by including those matters in the notice of the special meeting of shareholders.
Section 5.Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any shareholders’ meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Board of Directors, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.
In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the South Carolina Business Corporation Act or other applicable law, regulation or exchange rule.
When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken unless a new record date is fixed for the meeting.
Section 6.Voting Lists. Not later than five (5) business days following the date on which notice of a meeting of shareholders is given, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and number of shares held by each, which list shall be kept on file at the principal office of the corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting or any adjournment thereof.
Section 7.Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.
The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the chairman of the meeting or by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

Section 8.Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by such shareholder’s duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.
Section 9.Voting of Shares. Each outstanding share of the corporation’s stock shall be entitled to vote on each matter submitted to a vote at a meeting of shareholders as provided in the corporation’s articles of incorporation, these bylaws or by law.
Except in the election of directors as governed by the provisions of Section 3 of Article III, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the articles of incorporation or bylaws of this corporation.

Article III.
BOARD OF DIRECTORS
Section 1.General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.
Section 2.Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be the number fixed from time to time by resolution of a majority of the directors or by a resolution of the shareholders at any meeting, which number shall not be less than three. In the absences of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of the shareholders, unless the number is changed prior to such meeting in the manner set forth above. Each director shall hold office from the time of his or her election and qualification until the annual meeting of shareholders next succeeding his or her election and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be residents of the state of South Carolina or shareholders of the corporation.
Section 3.Election of Directors. Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual meeting, or at a special meeting of shareholders called for that purpose. Nomination for election to the Board shall be made by or at the direction of the Board. Nomination for election of any person to the Board may also be made by one or more shareholders at any annual meeting, in accordance with Section 2 of Article II, and at a special meeting of shareholders called for that purpose, if made in accordance with Section 2 of Article II. When a quorum is present at a meeting, all elections of directors shall be determined by a plurality of the votes cast.
Section 4.Removal. Any director may be removed at any time with or without cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting or the vacancies caused by such removal may be filled by the directors as provided in Section 5 of this Article III.
Section 5.Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or, if earlier, a term that expires at the next shareholders’ meeting at which directors are elected.
Section 6.Chairman of Board. The Board of Directors shall elect an independent director to serve as the non-executive Chairman of the Board. Such election may occur at any meeting of the Board. The Chairman must be an independent director based on the standards for determining director independence set forth by the NASDAQ Stock Market and by the corporation’s Governance Policy. In addition to the duties of all directors (which shall not be limited or diminished by the Chairman’s role), the independent, non-executive Chairman shall be responsible for the following functions: (i) coordinating the activities of the independent directors; (ii) advising the Board as to an appropriate schedule of Board and Committee meetings, seeking to ensure that the independent directors can perform their duties responsibly, while not interfering with the flow of the corporation’s operations; (iii) providing significant input on agendas for the Board and Committee meetings, as well as the information sent to directors, while seeking input on the same from other directors; (iv) receiving and overseeing responses to direct shareholder communications to independent directors; (v) approving the retention of counsel or consultants who report directly to the Board; (vi) coordinating and developing the agenda for, and chairing executive sessions of, the corporation’s independent directors; (vii) acting as the non-exclusive but principal liaison between the independent directors and the Chief Executive Officer on topics or issues as requested by the independent directors, any Committee of the Board, or any other sensitive issues or topics; (viii) presiding at all meetings of the Board; and (ix) performing such other duties as may be directed by the Board.
Section 7.Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.

Article IV.
MEETINGS OF DIRECTORS
Section 1.Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of South Carolina, for the holding of additional regular meetings.
Section 2.Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. Such a meeting may be held either within or without the State of South Carolina, as fixed by the person or persons calling the meeting.
Section 3.Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least twelve (12) hours before the meeting, give notice thereof by any usual means of communication (including, without limitation, by telephone, facsimile transmission, or electronic mail). Such notice need not specify the purpose for which the meeting is called.
Section 4.Waiver of Notice. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Section 5.Quorum. The presence of a majority of the full Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
Section 6.Manner of Acting. Except as otherwise provided in these bylaws, in the articles of incorporation or by law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 7.Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her contrary vote is recorded or his or her dissent is otherwise entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 8.Informal Action by Directors. Action may be taken by the Board of Directors, or a committee thereof, without a meeting if all members consent thereto in writing or provide assent by electronic transmission, and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board.
Section 9.Meeting by Use of Conference Telephone. Any one or more directors or members of a committee may participate in a meeting of the Board of Directors or any of its committees by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 10. Committees of the Board of Directors. There are hereby designated three standing committees of the Board of Directors: Audit and Compliance Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee. The Board of Directors shall adopt a written charter for each such standing committee addressing its purpose, responsibilities, powers, authority, and any other matter required by law. In addition to the standing committees, the Board of Directors may from time to time designate additional committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect the director or directors to serve as the member or members of each such committee, designating the chair of each such committee and, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of each such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Article V.
OFFICERS
Section 1.Officers of the Corporation. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.
Section 2.Election and Term. The officers of the corporation shall be elected by the Board of Directors and each officer shall hold office until his or her death, resignation, retirement, removal, disqualification or his or her successor shall have been elected and qualified.
Section 3.Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors, a duly authorized committee of the Board of Directors, or by such officers as may be designated by resolution of the Board of Directors.
Section 4.Removal. Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.
Section 5.Chief Executive Officer. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall be the principal executive officer of the corporation, shall supervise and control the management of the corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors.
Section 6.President. Subject to the direction and control of the Board of Directors and the Chief Executive Officer (if another officer shall be the Chief Executive Officer), the President shall be the chief operating and administrative officer of the corporation (in the absence of the delegation of such duties to another officer by the Board of Directors), with general responsibility for the management and control of the operations and administration of the corporation, and shall perform all duties and have all powers which are commonly incident to the office of president and such other duties and authority as may be prescribed from time to time by the Board of Directors. In the absence or disability of the Chief Executive Officer (if another officer shall be the Chief Executive Officer), the President shall have the authority and perform the duties of said office, subject to the direction and control, or other designation, of the Board of Directors.
Section 7.Vice Presidents. The Vice President, and if there be more than one, the Executive Vice President or other Vice President designated by the Board of Directors, shall, in the absence or disability of the President, have the authority and perform the duties of said office. In addition, each Vice President shall perform such other duties and have such other powers as are normally incident to the office of Vice President or as shall be prescribed by the Chief Executive Officer, the President, or the Board of Directors. The title of any Vice President may, but need not, include any additional designation descriptive of such officer’s duties as the Board of Directors may prescribe.
Section 8.Secretary. The Secretary shall have the responsibility and authority to maintain and authenticate the records of the corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders, directors and committees; shall give, or cause to be given, all notices required by law and by these bylaws (unless otherwise specified herein); shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the corporation and shall keep, or cause to be kept, all records of shareholders as are required by applicable law or these bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the President, or the Board of Directors.

Section 9.Treasurer. The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; shall keep, or cause to be kept, full and accurate accounts of the finances of the corporation in books especially provided for that purpose, and shall generally have charge over the corporation’s accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the President, or the Board of Directors.
Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President, or the Board of Directors.

Article VI.
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1.Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 2.Loans. No loans shall be obtained on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 3.Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors or by any officer or officers so authorized by the Board of Directors.
Section 4.Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as selected by the Board of Directors or by any officer or officers so authorized by the Board of Directors.

Article VII.
CERTIFICATES FOR SHARES AND THEIR TRANSFER
Section 1.Certificates for Shares. The shares of the corporation may be represented by certificates in such form as shall be determined by the Board of Directors. Certificates, if any, shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. Any certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation. Notwithstanding the foregoing, the Board of Directors may provide that some, any or all of any classes or series of the corporation’s shares be represented by uncertificated shares.
Section 2.Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares.
Section 3.Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or such owner’s legal representative, give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.
Section 4.Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than seventy (70) days nor less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.
If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
Section 5.Holder of Record. The corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the corporation proof of such person’s appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

Article VIII.
GENERAL PROVISIONS
Section 1.Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.
Section 2.Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.
Section 3.Waiver of Notice. Whenever any notice is required to be given to any shareholder or director by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice, provided that the waiver is included in the minutes or filed with the corporate records.
Section 4.Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the corporation or is or was serving at the request of the corporation in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by South Carolina law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith.
Section 5.Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 4 of this Article VIII, the corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by that such indemnitee is not entitled to be indemnified for such expenses under Section 4 of this Article VIII or otherwise.

Section 6.Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the corporation’s articles of incorporation, bylaws, agreement, vote of stockholders or directors, or otherwise.
Section 7. Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer of the corporation and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article VIII that adversely affects any right of an indemnitee or such indemnitee’s successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
Section 8. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.
Section 9. Amendments. Except as otherwise provided herein or by applicable law, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.
The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except as in accordance with the corporation’s articles of incorporation or as required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its committees; (3) decreasing the number of directors below the minimum set forth in Article III, Section 2 hereof; or (4) classifying and staggering the election of directors.
No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.
Section 10. Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's shareholders; (c) any action asserting a claim arising pursuant to any provision of the South Carolina Business Corporation Act of 1988 or the corporation’s articles of incorporation or bylaws (as each may be amended from time to time); or (d) any action asserting a claim governed by the internal affairs doctrine shall only be the state courts of South Carolina or the United States District Court for the District of South Carolina.

Notice of Annual Meeting of Shareholders
and
Proxy Statement

Annual Meeting of Shareholders
to be held on
August 24, 2018

FRONT

Revocable Proxy
ANNUAL MEETING OF SHAREHOLDERS
to be held on August 24, 2018

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints R. Chad Prashad and Keith T. Littrell as Proxies and each of them individually and with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of World Acceptance Corporation (the “Company”) held of record by the undersigned on June 27, 2018 at the annual meeting of shareholders to be held on August 24, 2018 or any adjournment or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR Proposals 1, 2, 3, and 4.

1.
ELECTION OF DIRECTORS:
1.
Ken R. Bramlett, Jr.
2.
R. Chad Prashad
3.
Scott J. Vassalluzzo
4.
Charles D. Way
5.
Darrell E. Whitaker
☐ FOR all director nominees listed
☐ WITHHOLD authority to vote for all director nominees listed
☐ For all EXCEPT (to withhold authority to vote for any nominee(s), write the number of such nominee(s) below)

_______________________

2. APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
☐ FOR ☐ AGAINST ☐ ABSTAIN

3. APPROVE THE AMENDMENT TO OUR BYLAWS TO REVISE THE NUMBER OF DIRECTORS
☐ FOR ☐ AGAINST ☐ ABSTAIN

4. RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
☐ FOR ☐ AGAINST ☐ ABSTAIN

Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

The Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report on Form 10-K are available free of charge at www.irinfo.com/wrld/2018.

BACK

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

DATED: ___________________________________________, 2018

________________________________________________________
Signature

________________________________________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE